EXECUTION VERSION

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

$50,000,000 5.09% Series A Senior Notes due March 22, 2029
$50,000,000 5.17% Series B Senior Notes due March 22, 2029

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NOTE PURCHASE AND GUARANTY AGREEMENT

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Dated as of March 22, 2019

TABLE OF CONTENTS
SECTION    HEADING    PAGE

Section 1.    Authorization of Notes    1
Section 2.    Sale and Purchase of Notes; Guaranty    1
Section 3.    Closing    2
Section 4.    Conditions to Closing    2
Section 4.1.    Representations and Warranties    2
Section 4.2.    Performance; No Default    2
Section 4.3.    Compliance Certificates    2
Section 4.4.    Opinions of Counsel    3
Section 4.5.    Purchase Permitted By Applicable Law, Etc    3
Section 4.6.    Material Adverse Effect    3
Section 4.7.    Payment of Special Counsel Fees    3
Section 4.8.    Private Placement Number    3
Section 4.9.    Changes in Corporate Structure    3
Section 4.10.    Funding Instructions    4
Section 4.11.    Credit Facilities    4
Section 4.12.    Proceedings and Documents    4
Section 5.    Representations and Warranties of the Company and the Guarantors    4
Section 5.1.    Organization; Power and Authority    4
Section 5.2.    Authorization, Etc    5
Section 5.3.    Disclosure    5
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates    6
Section 5.5.    Financial Statements; Material Liabilities    6
Section 5.6.    Compliance with Laws, Other Instruments, Etc    7
Section 5.7.    Governmental Authorizations, Etc    7
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders    7
Section 5.9.    Taxes    7

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Section 5.10.    Title to Property; Leases    8
Section 5.11.    Licenses, Permits, Etc    8
Section 5.12.    Compliance with Employee Benefit Plans    8
Section 5.13.    Private Offering by the Company    9
Section 5.14.    Use of Proceeds; Margin Regulations    10
Section 5.15.    Existing Indebtedness; Future Liens    10
Section 5.16.    Foreign Assets Control Regulations, Etc    10
Section 5.17.    Status under Certain Statutes    11
Section 5.18.    Environmental Matters    11
Section 5.19.    Solvency    12
Section 5.20.     Condition of Property; Casualties; Condemnation    12
Section 5.21.     Legal Requirements and Zoning    12
Section 5.22.    Qualified Ground Leases    13
Section 5.23.     No Defaults; Landlord is in Compliance with Leases    13
Section 5.24.    Initial Properties    13
Section 6.    Representations of the Purchasers    13
Section 6.1.    Purchase for Investment    13
Section 6.2.    Source of Funds    14
Section 7.    Information as to Company    15
Section 7.1.    Financial and Business Information    15
Section 7.2.    Officer’s Certificate    19
Section 7.3.    Visitation    20
Section 7.4.     Electronic Delivery    21
Section 8.    Payment and Prepayment of the Notes    22
Section 8.1.    Required Prepayments; Maturity    22
Section 8.2.    Optional Prepayments with Make-Whole Amount    22
Section 8.3.    Allocation of Partial Prepayments    22
Section 8.4.    Maturity; Surrender, Etc.    23
Section 8.5.    Purchase of Notes    23
Section 8.6.    Make-Whole Amount    23
Section 8.7.    Offer to Prepay upon Change of Control    25

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Section 8.8.    Payments Due on Non-Business Days    27
Section 9.    Affirmative Covenants.    27
Section 9.1.    Compliance with Laws    27
Section 9.2.    Insurance    29
Section 9.3.    Maintenance of Properties    29
Section 9.4.    Payment of Taxes and Claims    29
Section 9.5.    Corporate Existence, Etc    29
Section 9.6.    Books and Records    30
Section 9.7.    Subsidiary Guarantors    30
Section 9.8.    Public Listing of Whitestone REIT    31
Section 9.9.    ERISA    31
Section 9.10.    Most Favored Lender    31
Section 10.    Negative Covenants.    33
Section 10.1.    Liens    33
Section 10.2.    Investments, Acquisitions, Loans and Advances    33
Section 10.3.    Mergers, Consolidations and Sales    35
Section 10.4.    Maintenance of Subsidiaries    36
Section 10.5.    Burdensome Contracts with Affiliates    36
Section 10.6.    [Reserved]    36
Section 10.7.    Change in the Nature of Business    36
Section 10.8.    Use of Proceeds    36
Section 10.9.    No Restrictions    36
Section 10.10.    Financial Covenants    36
Section 10.11.    Unencumbered Asset Covenants    37
Section 10.12.    Dividends and Certain Other Restricted Payments    38
Section 10.13.    Economic Sanctions, Etc    38
Section 11.    Events of Default    38
Section 12.    Remedies on Default, Etc    41
Section 12.1.    Acceleration    41
Section 12.2.    Other Remedies    42
Section 12.3.    Rescission    42

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Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc    43
Section 13.    Registration; Exchange; Substitution of Notes    43
Section 13.1.    Registration of Notes    43
Section 13.2.    Transfer and Exchange of Notes; Limitation on Transfers to Competitors    43
Section 13.3.    Replacement of Notes    44
Section 14.    Payments on Notes    44
Section 14.1.    Place of Payment    44
Section 14.2.    Payment by Wire Transfer    44
Section 14.3.    FATCA Information    45
Section 15.    Expenses, Etc    45
Section 15.1.    Transaction Expenses    45
Section 15.2.    Certain Taxes    46
Section 15.3.    Survival    46
Section 16.    Survival of Representations and Warranties; Entire Agreement    46
Section 17.    Amendment and Waiver    47
Section 17.1.    Requirements    47
Section 17.2.    Solicitation of Holders of Notes    47
Section 17.3.    Binding Effect, Etc    48
Section 17.4.    Notes Held by Company, Etc    48
Section 18.    Notices    48
Section 19.    Reproduction of Documents    49
Section 20.    Confidential Information    49
Section 21.    Substitution of Purchaser    50
Section 22.    Miscellaneous    50
Section 22.1.    Successors and Assigns    50
Section 22.2.    Accounting Terms; Divisions    51
Section 22.3.    Severability    52
Section 22.4.    Construction, Etc    52
Section 22.5.    Counterparts    52
Section 22.6.    Governing Law    52
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial    52

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Section 22.8.    Transaction References    53
Section 23.    Guaranty    54
Section 23.1.    The Guarantees    54
Section 23.2.    Guarantee Unconditional    54
Section 23.3.    Discharge Only Upon Payment in Full; Restatement in Certain Circumstances    55
Section 23.4.    Subrogation    55
Section 23.5.    Waivers    55
Section 23.6.    Limit on Recovery    55
Section 23.7.    Stay of Acceleration    56
Section 23.8.    Benefit to Guarantors    56
Section 23.9.    Guarantor Consents    56
Section 23.10.    Subordination    56

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Schedule A        —    Defined Terms

SCHEDULE 1(a)        —    Form of 5.09% Series A Senior Note due March 22, 2029

SCHEDULE 1(b)        —    Form of 5.17% Series B Senior Note due March 22, 2029

SCHEDULE 4.4(a)(i)    —     Form of Opinion of Special Counsel for the Transaction Parties

SCHEDULE 4.4(a)(ii)    —     Form of Opinion of Special Texas Counsel for the Guarantors Organized In Texas

SCHEDULE 4.4(b)    —    Form of Opinion of Special Counsel for the Purchasers

SCHEDULE 5.3        —    Disclosure Materials

SCHEDULE 5.4	— Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5        —    Financial Statements

SCHEDULE 5.15        —    Existing Indebtedness

SCHEDULE 5.18        —    Underground Storage Tanks

SCHEDULE 5.23        —    Significant Leases

SCHEDULE 5.24        —    Initial Properties

SCHEDULE 7.2        —    Form of Compliance Certificate

SCHEDULE 9.6        —    Internal Accounting Matters

SCHEDULE 23.1        —    Additional Guarantor Supplement

SCHEDULE X        —    Legacy Houston Properties

PURCHASER SCHEDULE —    Information Relating to Purchasers

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WHITESTONE REIT OPERATING PARTNERSHIP, L.P.
WHITESTONE REIT
2600 South Gessner Road, Suite 500
Houston, Texas 77063

5.09% Series A Senior Note due March 22, 2029
5.17% Series B Senior Note due March 22, 2029

March 22, 2019

TO EACH OF THE PURCHASERS LISTED IN
THE PURCHASER SCHEDULE HERETO:
Ladies and Gentlemen:
WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the “Company”), WHITESTONE REIT, a Maryland real estate investment trust (“Whitestone REIT”), and each other Guarantor from time to time party hereto jointly and severally, agree with each of the Purchasers as follows:

SECTION 1.	AUTHORIZATION OF NOTES .
The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of Senior Notes consisting of (a) $50,000,000 aggregate principal amount of its 5.09% Series A Senior Notes due March 22, 2029 (the “Series A Notes”) and (b) $50,000,000 aggregate principal amount of its 5.17% Series B Senior Notes due March 22, 2029 (the “Series B Notes”). The Series A Notes and the Series B Notes are hereinafter referred to collectively as the “Notes”. The Series A Notes and the Series B Notes shall be substantially in the forms set out in Schedule 1(a) and Schedule 1(b), respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule A and, for purposes of this Agreement, the rules of construction set forth in Section 22.4 shall govern.

SECTION 2.	SALE AND PURCHASE OF NOTES; GUARANTY .
(a)    Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in the Purchaser Schedule at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.
(b)    The obligations of the Company hereunder and under the Notes shall have the benefit of the Guaranty set forth in Section 23 hereof from Whitestone REIT and each Subsidiary Guarantor from time to time party hereto.

SECTION 3.	CLOSING .
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 233 S. Wacker Drive, Suite 7100, Chicago, IL 60606, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on March 22, 2019 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes in denominations of at least $500,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to U.S. Bank, account number 130108732830, ABA Routing Number 042-000-013. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure by the Company to tender such Notes or any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction.

SECTION 4.	CONDITIONS TO CLOSING .
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1.    Representations and Warranties    . The representations and warranties of the Company and each Guarantor in this Agreement shall be correct when made and at the Closing.
Section 4.2.    Performance; No Default    . Each Transaction Party shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither any Transaction Party nor any Subsidiary shall have entered into any transaction since February 1, 2019 that would have been prohibited by Section 10 had such Section applied since such date.
Section 4.3.    Compliance Certificates    .
(a)    Omnibus Officer’s Certificate. Whitestone REIT, on behalf of itself and each other Transaction Party, shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying (a) that the conditions specified in Sections 4.1, 4.2, 4.6 and 4.9 have been fulfilled and (b) as to (i) the resolutions attached thereto and other corporate or other proceedings relating to the authorization, execution and delivery of the Note Documents to which each Transaction Party is a party and (ii) each Transaction Party’s organizational documents as then in effect.
Section 4.4.    Opinions of Counsel    . Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a)(i) from Morrison & Foerster LLP, special counsel for the Transaction Parties, covering the matters set forth in Schedule 4.4(a)(i) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request, (ii) from Hirsch & Westheimer, P.C., special Texas counsel for the Transaction Parties, covering the matters set forth in Schedule 4.4(a)(ii) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company and each Guarantor hereby, instructs each counsel to deliver such opinions to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted By Applicable Law, Etc    . On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.    Material Adverse Effect. There shall not have occurred any Material Adverse Effect since December 31, 2018.
Section 4.7.    Payment of Special Counsel Fees    . Without limiting Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
Section 4.8.    Private Placement Number    . A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of Notes.
Section 4.9.    Changes in Corporate Structure    . The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions    . At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of the purchase price for the Notes and setting forth (i) the name and address of the transferee bank together with a contact at such bank to confirm the wiring instructions, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.11.    Credit Facilities. Such Purchaser shall have received copies of the Credit Agreement and each other Material Credit Facility as is in effect on the date of the Closing, which copy shall be certified as true, correct and complete.
Section 4.12.    Proceedings and Documents    . All corporate and other proceedings in connection with the transactions contemplated by this Agreement and the other Note Documents and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTORS .
The Company and each Guarantor jointly and severally, represent and warrant to each Purchaser that:
Section 5.1.    Organization; Power and Authority    .
(a)    Whitestone REIT is a real estate investment trust duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign real estate investment trust and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Whitestone REIT has the trust power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof and thereof.
(b)    The Company is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.
(c)    Each Subsidiary Guarantor is a limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign limited liability company or limited partnership, as applicable, and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor has the limited liability company or limited partnership, as applicable, power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc    .
(a)    This Agreement and the Notes have been duly authorized by all necessary limited partnership action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b)    This Agreement has been duly authorized by all necessary trust, limited liability company or limited partnership action, as applicable, on the part of each Guarantor, and this Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure    . This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of Whitestone REIT, any other Guarantor or the Company prior to February 1, 2019 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2018, there has been no change in the financial condition, operations, business, properties or prospects of Whitestone REIT, any other Guarantor the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to Whitestone REIT, any other Guarantor or the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Organization and Ownership of Shares of Subsidiaries; Affiliates    . (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) Whitestone REIT’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by Whitestone REIT, the Company and each other Subsidiary and whether such Subsidiary is a Subsidiary Guarantor, (ii) Whitestone REIT’s Affiliates, other than Subsidiaries, and (iii) the directors and senior officers of Whitestone REIT and the Company.
(b)    All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by Whitestone REIT, the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by Whitestone REIT, the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.
(c)    Each Subsidiary is a limited liability company, limited partnership or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)    No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the Credit Agreement and the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5.    Financial Statements; Material Liabilities    . The Company has delivered to each Purchaser copies of the consolidated financial statements of Whitestone REIT and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of Whitestone REIT and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). Whitestone REIT, the Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc    . The execution, delivery and performance by (a) the Company of this Agreement and the Notes or (b) any Guarantor of this Agreement will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Transaction Party or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter, regulations or by-laws, shareholders agreement or any other agreement or instrument to which any Transaction Party or any Subsidiary is bound or by which any Transaction Party or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Transaction Party or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Transaction Party or any Subsidiary.
Section 5.7.    Governmental Authorizations, Etc    . No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Notes or (b) by any Guarantor of this Agreement.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders    . (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of any Guarantor or the Company, threatened against or affecting any Transaction Party or any Subsidiary or any property of any Transaction Party or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Neither any Transaction Party nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, any arbitrator of any kind or any Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9.    Taxes    . Each Guarantor, the Company and its Subsidiaries have filed all income tax and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which, individually or in the aggregate, is not Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which a Guarantor, the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither any Guarantor nor the Company knows of any basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of each Guarantor, the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of each Guarantor, the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all Fiscal Years up to and including the Fiscal Year ended December 31, 2014.
Section 5.10.    Title to Property; Leases    . Each Guarantor, the Company and their Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by any Guarantor, the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc    . (a) Each Guarantor, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
(b)    To the best knowledge of the Company and each Guarantor, no product or service of any Guarantor, the Company or any of their Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.
(c)    To the best knowledge of the Company and each Guarantor, there is no Material violation by any Person of any right of any Guarantor, the Company or any of their Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by any Guarantor, the Company or any of their Subsidiaries.
Section 5.12.    Compliance with Employee Benefit Plans    .
(a)    The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)    The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
(f)    The Guarantors, the Company and their Subsidiaries do not have any Non-U.S. Plans.
Section 5.13.    Private Offering by the Company    . None of the Transaction Parties nor anyone acting on their behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. None of the Transaction Parties nor anyone acting on their behalf has, with respect to the Notes or the guarantees of the Guarantors given hereunder, engaged in any form of “general solicitation or general advertising,” as defined under Rule 502(c) of the Securities Act. The Transaction Parties have provided each Purchaser party hereto on the date of this Agreement an opportunity to discuss with their management the financial statements delivered pursuant to Section 5.5, as well as the business, management, financial affairs of the Transaction Parties and the terms and conditions of the offering of the Notes and the issuance of the guarantees of the Guarantors hereunder; provided that the foregoing shall not be construed as limiting the ability of any Purchaser to rely on the representations and warranties contained herein. None of the Transaction Parties nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the guarantees granted hereunder to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations    . The Company will apply the proceeds of the sale of the Notes to refinance existing Indebtedness. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Indebtedness; Future Liens.      (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Transaction Parties and their Subsidiaries (other than Indebtedness owing to each other) as of February 28, 2019 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranty thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of any Transaction Party or its Subsidiaries. Neither any Transaction Party nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of such Transaction Party or such Subsidiary and no event or condition exists with respect to any Indebtedness of any Transaction Party or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b)    Except as disclosed in Schedule 5.15, neither any Transaction Party nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.
(c)    Neither any Transaction Party nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of such Transaction Party or such Subsidiary, any agreement relating thereto or any other agreement (including its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of any Transaction Party, except for this Agreement, the Credit Agreement and as otherwise disclosed in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc    . (a) Neither the Company nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.
(b)    Neither the Company nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti-Money Laundering Laws or Anti-Corruption Laws.
(c)    No part of the proceeds from the sale of the Notes hereunder:
(i)    constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;
(ii)    will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Money Laundering Laws; or
(iii)    will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti-Corruption Laws.
(d)    The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti-Money Laundering Laws and Anti-Corruption Laws.
Section 5.17.    Status under Certain Statutes    . Neither any Transaction Party nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 2005, the ICC Termination Act of 1995, or the Federal Power Act.
Section 5.18.    Environmental Matters    . Without limiting the representations and warranties set forth in Section 5.6 above, except for such matters individually or in the aggregate, which could not reasonably be expected to result in a Material Adverse Effect, the Company represents and warrants that: (i) Whitestone REIT, the Company and its Subsidiaries, and each of the Properties, comply in all material respects with all applicable Environmental Laws; (ii) Whitestone REIT, the Company and its Subsidiaries have obtained all governmental approvals required for their operations and each of the Properties by any applicable Environmental Law; (iii) Whitestone REIT, the Company and its Subsidiaries have not, and the Company has no knowledge of any other Person who has, caused any Release, threatened Release or disposal of any Hazardous Material at, on, about, or off any of the Properties in any material quantity and, to the knowledge of the Company, none of the Properties are adversely affected by any Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property; (iv) none of the Properties contain and have contained any: (1) except as set forth on Schedule 5.18, underground storage tank, (2) material amounts of asbestos containing building material, (3) landfills or dumps, (4) hazardous waste management facility as defined pursuant to RCRA or any comparable state law, or (5) site on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law; (v) Whitestone REIT, the Company and its Subsidiaries have not used a material quantity of any Hazardous Material and have conducted no Hazardous Material Activity at any of the Properties; (vi) Whitestone REIT, the Company and its Subsidiaries have no material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (vii) Whitestone REIT, the Company and its Subsidiaries are not subject to, have no notice or knowledge of and are not required to give any notice of any Environmental Claim involving Whitestone REIT, the Company or any Subsidiary or any of the Properties, and there are no conditions or occurrences at any of the Properties which could reasonably be anticipated to form the basis for an Environmental Claim against Whitestone REIT, the Company or any Subsidiary or such Properties; (viii) none of the Properties are subject to any, and the Company has no knowledge of any imminent restriction on the ownership, occupancy, use or transferability of the Properties in connection with any (1) Environmental Law or (2) Release, threatened Release or disposal of a Hazardous Material; and (ix) there are no conditions or circumstances at any of the Properties which pose an unreasonable risk to the environment or the health or safety of Persons.
Section 5.19.    Solvency    . Whitestone REIT, the Company and its Subsidiaries are solvent, able to pay their debts as they become due, and have sufficient capital to carry on their business and all businesses in which they are about to engage.
Section 5.20.    Condition of Property; Casualties; Condemnation. Each Property owned by Whitestone REIT, the Company and each Subsidiary, in all material respects (a) is in good repair, working order and condition, normal wear and tear excepted, (b) is free of material structural defects, (c) is not subject to material deferred maintenance and (d) has and will have all building systems contained therein in good repair, working order and condition, normal wear and tear excepted. None of the Properties owned by Whitestone REIT, the Company or any Subsidiary is currently materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy which is not in the process of being repaired. No condemnation or other like proceedings that has had, or could reasonably be expected to result in, a Material Adverse Effect, are pending and served nor threatened against any Property owned by it in any manner whatsoever. No casualty has occurred to any such Property that could reasonably be expected to have a Material Adverse Effect.
Section 5.21.    Legal Requirements and Zoning. To Whitestone REIT’s and the Company’s knowledge, the use and operation of each Property owned or leased by Whitestone REIT, the Company and its Subsidiaries constitutes a legal use (including legally nonconforming use) under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and complies in all material respects with all Legal Requirements, and does not violate in any material respect any approvals, restrictions of record or any material agreement affecting any such Property (or any portion thereof).
Section 5.22.    Qualified Ground Leases. The only material leases of Properties for which either the Company or a Material Subsidiary is a lessee are the Qualified Ground Leases. The Property Owner for a Real Property subject to a Qualified Ground Lease is the lessee under such Qualified Ground Lease and no consent is necessary to such Person being the lessee under such Qualified Ground Lease which has not already been obtained. The Qualified Ground Leases are in full force and effect and no defaults exist thereunder.
Section 5.23.    No Defaults; Landlord is in Compliance with Leases. Schedule 5.23 hereto identifies each Significant Lease in existence on the date hereof, the Property which is demised pursuant to each Significant Lease and the name of each landlord and lessee under each Significant Lease. As of the date of Closing, none of the Tenants under Significant Leases on Properties owned by the Company, Material Subsidiaries or any other Subsidiary of the Company are in default for a period in excess of 90 days on the monthly contractual rent payments.
Section 5.24.    Initial Properties    . As of the date of Closing, the Initial Properties qualify as Eligible Properties and the information provided on Schedule 5.24 is true and correct.

SECTION 6.	REPRESENTATIONS OF THE PURCHASERS .
Section 6.1.    Purchase for Investment    . Each Purchaser severally represents that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. Each Purchaser severally represents that (i) it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control and (ii) it has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the investment in the Notes and is able to bear the economic risk of holding the Notes for an indefinite time. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes nor does it intend to do so. Each Purchaser also severally represents that the Transaction Parties have provided such Purchaser an opportunity to discuss with their management the financial statements delivered pursuant to Section 5.5, as well as the business, management, financial affairs of the Transaction Parties and the terms and conditions of the offering of the Notes and the issuance of the guarantees of the Guarantors hereunder; provided that the foregoing shall not be construed as limiting the ability of any Purchaser to rely on the representations and warranties contained herein.
Section 6.2.    Source of Funds    . Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.	INFORMATION AS TO COMPANY .
Section 7.1.    Financial and Business Information    . Whitestone REIT and the Company shall deliver to each holder of a Note that is an Institutional Investor:
(a)    Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of Whitestone REIT’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) with the SEC regardless of whether Whitestone REIT is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each Fiscal Year of Whitestone REIT (other than the last quarterly fiscal period of each such Fiscal Year),
(i)    consolidated and consolidating balance sheets of Whitestone REIT, the Company and its Subsidiaries as at the end of such quarter, and
(ii)    consolidated and consolidating statements of income, retained earnings and cash flows of Whitestone REIT, the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the Fiscal Year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally (subject to the absence of footnote disclosures and year‑end audit adjustments), and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments;
(b)    Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of Whitestone REIT’s Annual Report on Form 10‑K (the “Form 10‑K”) with the SEC regardless of whether Whitestone REIT is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each Fiscal Year of Whitestone REIT,
(i)    consolidated and consolidating balance sheets of Whitestone REIT, the Company and its Subsidiaries as at the end of such year, and
(ii)    consolidated and consolidating statements of income, retained earnings and cash flows of Whitestone REIT, the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and, with respect to the consolidated financial statements, accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances;
(c)    No Default Certificate — within the period provided in subsection (b) above, but only if also required to be delivered to lenders or other creditors pursuant to the terms of any Material Credit Facility, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;
(d)    SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice, proxy statement or similar document sent by Whitestone REIT, the Company or any Subsidiary (x) to its creditors under any Material Credit Facility (including, for the avoidance of doubt, copies of any borrowing base certificate but excluding other information sent to such creditors in the ordinary course of administration of a credit facility, such as information relating to pricing) or (y) to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by Whitestone REIT, the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by Whitestone REIT, the Company or any Subsidiary to the public concerning developments that are Material;
(e)    Notice of Default or Event of Default — promptly, and in any event within 5 days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action Whitestone REIT or the Company is taking or proposes to take with respect thereto;
(f)    Regulatory Audits — to the extent required to be delivered to lenders or other creditors pursuant to the terms of any Material Credit Facility, promptly after receipt thereof, a copy of each audit made by any regulatory agency of the books and records of Whitestone REIT, the Company or any Subsidiary or of notice of any material noncompliance with any applicable law, regulation or guideline relating to Whitestone REIT, the Company or any Subsidiary, or its business;
(g)    Projections — as soon as available, and in any event within 90 days after the end of each Fiscal Year of Whitestone REIT and the Company, a copy of the Company’s consolidated projections of revenues, expenses and balance sheet on a quarter‑by‑quarter basis (for not less than four sequential quarters), with such projections in reasonable detail prepared by the Company and in form satisfactory to the Required Holders (which shall include a summary of all significant assumptions made in preparing such business plan);
(h)    Litigation — promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of any threatened (in writing) or pending litigation or governmental or arbitration proceeding or labor controversy against Whitestone REIT, the Company or any Subsidiary or any of their Property which could reasonably be expected to have a Material Adverse Effect;
(i)    Subsidiaries and Leases — within 50 days of the end of each of the first three Fiscal Quarters and within 90 days after the close of the last Fiscal Quarter of the year (i) a list of all newly formed or acquired Subsidiaries during such quarter (such list shall contain the information relative to such new Subsidiaries as set forth in Schedule 5.4 hereto); (ii) a list of newly executed Significant Leases during such quarter (upon receipt of which Schedule 5.23 shall be deemed amended to include references to such Significant Lease); (iii) a copy of any notice of a material default or any other material notice (including without limitation property condition reviews) received by the Company or any Material Subsidiary from any ground lessor under a Significant Lease during such quarter and (iv) a schedule showing for such quarter any Significant Lease that was or is continuing to be in default with respect to monthly contractual rent payments in excess of 90 days;
(j)    Past Due Lease — promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice to each holder of Notes if a Lease of any Eligible Property included in the Aggregate Unencumbered Asset Value is more than 60 days past due to the extent that either (i) such notice required to be delivered to lenders or other creditors pursuant to the terms of any Material Credit Facility or (ii) the Company reasonably determines such Lease to be Material;
(k)    Credit Rating Changes – promptly and in any event within five Business Days after knowledge thereof, a written notice to each holder of Notes of any change of its Credit Rating from any Rating Agency;
(l)    Unsecured Ratable Debt – (i) promptly and in any event within five Business Days after receipt thereof by any Transaction Party, copies of all default notices, amendments, waivers and other modifications so received under, pursuant to, or in connection with any Unsecured Ratable Debt and (ii) concurrently with any Person becoming a guarantor of any Indebtedness under any Unsecured Ratable Debt, a written notice to each holder of Notes thereof;
(m)    Employee Benefits Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:
(i)    with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof;
(ii)    the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;
(iii)    any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect; or
(iv)    receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;
(n)    Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to Whitestone REIT, the Company or any Subsidiary from any Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;
(o)    Resignation or Replacement of Auditors — within 10 days following the date on which Whitestone REIT’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof, together with such further information as the Required Holders may request;
(p)    Formation of Subsidiaries — promptly upon the formation or acquisition of any Material Subsidiary, notification thereof, together with such further information as the Required Holders may reasonably request; and
(q)    Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of Whitestone REIT, the Company or any of its Subsidiaries (including actual copies of Whitestone REIT’s Form 10‑Q and Form 10‑K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes or of Whitestone REIT to perform its obligations under this Agreement as from time to time may be reasonably requested by any such holder of a Note.
Section 7.2.    Officer’s Certificate    . Each set of financial statements delivered to a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer in the form of Schedule 7.2 hereto (the “Compliance Certificate”):
(a)    Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Transaction Parties were in compliance with the requirements of Section 10 during the quarterly or annual period covered by the financial statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence and a detailed calculation of the Aggregate Unencumbered Asset Value at such time. In the event that Whitestone REIT, the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;
(b)    Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of Whitestone REIT, the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including any such event or condition resulting from the failure of Whitestone REIT, the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto; and
(c)    Subsidiary Guarantors – setting forth a list of all Subsidiaries that are Subsidiary Guarantors and certifying that each Subsidiary that is required to be a Subsidiary Guarantor pursuant to Section 9.7 is a Subsidiary Guarantor, in each case, as of the date of such certificate of Senior Financial Officer.
Section 7.3.    Visitation    . Whitestone REIT and the Company shall permit the representatives of each holder of a Note that is an Institutional Investor:
(a)    No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to Whitestone REIT and the Company and during normal business hours, to visit the principal executive office of Whitestone REIT and the Company, to discuss the affairs, finances and accounts of Whitestone REIT, the Company and its Subsidiaries with Whitestone REIT’s and the Company’s officers, and (with the consent of Whitestone REIT and the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of Whitestone REIT and the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of Whitestone REIT, the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of Whitestone REIT, the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision Whitestone REIT and the Company each authorizes said accountants to discuss the affairs, finances and accounts of Whitestone REIT, the Company and its Subsidiaries), all at such times and as often as may be requested.
Section 7.4.    Electronic Delivery    . Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (d) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:
(a)    such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 and any other information required under Section 7.1(d) are delivered to each holder of a Note by e-mail at the e-mail address set forth in such holder’s Purchaser Schedule or as communicated from time to time in a separate writing delivered to the Company;
(b)    the Company or Whitestone REIT shall have timely filed such Form 10–Q or Form 10–K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Compliance Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://whitestonereit.com as of the date of this Agreement;
(c)    such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Compliance Certificate(s) satisfying the requirements of Section 7.2 and any other information required under Section 7.1(d) are timely posted by or on behalf of the Company or Whitestone REIT on IntraLinks or on any other similar website to which each holder of Notes has free access; or
(d)    the Company or Whitestone REIT shall have timely filed any of the items referred to in Section 7.1(d) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;
provided however, that in no case shall access to such financial statements, other information and Officer’s Certificates be conditioned upon any waiver or other agreement or consent (other than confidentiality provisions consistent with Section 20 of this Agreement); provided further, that in the case of any of clauses (b), (c) or (d), the Company shall have given each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any holder to receive paper copies of such forms, financial statements, other information and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such holder.

SECTION 8.	PAYMENT AND PREPAYMENT OF THE NOTES .
Section 8.1.    Required Prepayments; Maturity    .
(a)    On March 22, 2023 and each March 22 thereafter to and including March 22, 2028, the Company will prepay $7,142,857.14 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series A Notes pursuant to Section 8.7 or partial purchase of the Series A Notes pursuant to Section 8.5, the principal amount of each required prepayment of the Series A Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase. As provided therein, the entire unpaid principal balance of each Series A Note shall be due and payable on the Maturity Date thereof.
(b)    On March 22, 2025 and each March 22 thereafter to and including March 22, 2028, the Company will prepay $10,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series B Notes pursuant to Section 8.7 or partial purchase of the Series B Notes pursuant to Section 8.5, the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase. As provided therein, the entire unpaid principal balance of each Series B Note shall be due and payable on the Maturity Date thereof.
Section 8.2.    Optional Prepayments with Make-Whole Amount    . The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3.    Allocation of Partial Prepayments    . In the case of each partial prepayment of the Notes pursuant to Section 8.1 or Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment and any optional prepayment of Notes pursuant to Section 8.2 shall be applied in inverse order of their scheduled due dates.
Section 8.4.    Maturity; Surrender, Etc.         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.5.    Purchase of Notes    . The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions (except to the extent necessary to reflect differences in the interest rates, currencies and maturities of the Notes of different Series), which offer shall remain outstanding for a reasonable period of time (not to be less than 15 days). Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer. If the Required Holders accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by the holders of the Notes of such offer shall be extended by the number of days necessary to give such remaining holders at least 15 days from receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.6.    Make-Whole Amount    .
The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings: “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (a) 0.50% plus (b) the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (i) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between the “Ask Yields” Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (x) 0.50% plus (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
Section 8.7.    Offer to Prepay upon Change of Control.
(a)    Notice of Change of Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control or Control Event, give written notice of such Change of Control or Control Event to each holder of Notes unless notice in respect of such Change of Control (or the Change of Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.7. If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.7.
(b)    Conditions to Company Action. Neither Whitestone REIT nor the Company will take any action that consummates or finalizes a Change of Control unless at least 20 Business Days prior to such action the Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay such Notes as described in Section 8.7(c), accompanied by the certificate described in Section 8.7(g), and subject to the provisions of Section 8.7(d), contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7; provided, that if Whitestone REIT or the Company have not received knowledge of a Control Event relating to such Change of Control at least 25 Business Days prior to the consummation or finalization of such Change of Control, then the restrictions contained in this Section 8.7(b) shall not apply to such Change of Control.
(c)    Offer to Prepay Notes. The offer to prepay the Notes contemplated by paragraphs (a) and (b) of this Section 8.7 shall be an offer to prepay by the Company, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) which shall be the effective date of the Change of Control. If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 Business Days and not more than 45 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 20th Business Day after the date of such offer).
(d)    Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least five Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.
(e)    Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of the Notes together with accrued and unpaid interest thereon but without any Make-Whole Amount, or other premium or penalty of any kind. The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.7(f). The obligation of the Company to prepay the Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made.
(f)    Deferral Pending Change of Control. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.7 is subject to the occurrence of the Change of Control in respect of which such offers and acceptances shall have been made. In the event that such Change of Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change of Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change of Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change of Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change of Control shall be deemed rescinded).
(g)    Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.7 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.
(h)    Certain Definitions.
“Change of Control” means any of (a) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) at any time of beneficial ownership of 30% or more of the outstanding capital stock or other equity interests of Whitestone REIT or the Company on a fully‑diluted basis, other than acquisitions of such interests by any party who is an officer or trustee of Whitestone REIT or the Company as of the day of Closing, (b) the failure of individuals who are members of the board of trustees (or similar governing body) of Whitestone REIT on the day of Closing (together with any new or replacement trustees whose initial nomination for election was approved by a majority of the trustees who were either trustees on the day of Closing or previously so approved) to constitute a majority of the board of trustees (or similar governing body) of Whitestone REIT, (c) any “Change of Control” (or words of like import), as defined in any agreement or indenture relating to any issue of Indebtedness of the Company, Whitestone REIT or any Subsidiary shall occur, and (d) termination of the chief executive officer of the Company without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.
“Control Event” means:
(i)    the execution by Whitestone REIT, the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change of Control,
(ii)    the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change of Control, or
(iii)    the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of Whitestone REIT, which offer, if accepted by the requisite number of holders, would result in a Change of Control.
Section 8.8.    Payments Due on Non-Business Days    . Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.	AFFIRMATIVE COVENANTS.
Whitestone REIT and the Company, jointly and severally, covenant that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Laws    .
(a)    Without limiting Section 10.13, Whitestone REIT and the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject (including ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16) and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    Without limiting the agreements set forth in Section 9.1(a) above, Whitestone REIT and the Company shall and shall cause each Subsidiary and shall use commercially reasonable efforts to cause each Tenant or subtenant, if any, to, at all times, do the following to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect: (i) comply in all material respects with, and maintain each of the Properties in compliance in all material respects with, all applicable Environmental Laws; (ii) use commercially reasonable efforts to require that each Tenant and subtenant, if any, of any of the Properties or any part thereof comply in all material respects with all applicable Environmental Laws; (iii) obtain and maintain in full force and effect all material governmental approvals required by any applicable Environmental Law for operations at each of the Properties; (iv) cure any material violation by it or at any of the Properties of applicable Environmental Laws; (v) not allow the presence or operation at any of the Properties of any (1) landfill or dump or (2) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law; (vi) not manufacture, use, generate, transport, treat, store, release, dispose or handle any Hazardous Material at any of the Properties except in the ordinary course of its business and in de minimis amounts; (vii) within 10 Business Days notify the holders of Notes in writing of and provide any reasonably requested documents upon receipt of written notice of any of the following in connection with Whitestone REIT, the Company or any Subsidiary or any of the Properties: (1) any material liability for response or corrective action, natural resource damage or other harm pursuant to CERCLA, RCRA or any comparable state law; (2) any material Environmental Claim; (3) any material violation of an Environmental Law or material Release, threatened Release or disposal of a Hazardous Material; (4) any restriction on the ownership, occupancy, use or transferability arising pursuant to any (x) Release, threatened Release or disposal of a Hazardous Material or (y) Environmental Law; or (5) any environmental, natural resource, health or safety condition, which could reasonably be expected to have a Material Adverse Effect; (viii) conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any material Release, threatened Release or disposal of a Hazardous Material as required by any applicable Environmental Law, (ix) abide by and observe any restrictions on the use of the Properties imposed by any governmental authority as set forth in a deed or other instrument affecting Whitestone REIT’s, the Company’s or any Subsidiary’s interest therein; (x) promptly provide or otherwise make available to each holder of Notes any reasonably requested environmental record concerning the Properties which Whitestone REIT, the Company or any Subsidiary possesses or can reasonably obtain; and (xi) perform, satisfy, and implement any operation or maintenance actions required by any governmental authority or Environmental Law, or included in any no further action letter or covenant not to sue issued by any governmental authority under any Environmental Law.
Section 9.2.    Insurance    . Whitestone REIT and the Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and Whitestone REIT and the Company shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including, without limitation, business interruption, employers’ and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company shall, upon the request of the Required Holders, furnish to each holder of Notes a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 9.2.
Section 9.3.    Maintenance of Properties    . The Company, Whitestone REIT and each Material Subsidiary shall cause each of its Tenants to maintain, preserve, and keep all of the Company’s, Whitestone REIT’s and each Material Subsidiary’s Property in working condition and order (ordinary wear and tear excepted), and the Company, Whitestone REIT and each Material Subsidiary shall from time to time make all needful and proper repairs, renewals, replacements, additions, and betterments to its Property so that it shall at all times be fully preserved and maintained.
Section 9.4.    Payment of Taxes and Claims    . Whitestone REIT and the Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of Whitestone REIT, the Company or any Subsidiary, provided that none of Whitestone REIT, the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by Whitestone REIT, the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and Whitestone REIT, the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of Whitestone REIT, the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Corporate Existence, Etc    . Subject to Section 10.3, Whitestone REIT and the Company will at all times preserve and keep its existence in full force and effect. Subject to Sections 10.3 and 10.4, Whitestone REIT and the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Material Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of Whitestone REIT, the Company and its Material Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Books and Records    . Whitestone REIT and the Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over Whitestone REIT, the Company or such Subsidiary, as the case may be. Whitestone REIT and the Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. Except as set forth on Schedule 9.6 hereto, Whitestone REIT, the Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and Whitestone REIT and the Company will, and will cause each of its Subsidiaries to, establish and maintain such a system to the extent not already established and maintained.
Section 9.7.    Subsidiary Guarantors    . (a) The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith execute and deliver a joinder to this Agreement as a Guarantor in the form of Schedule 9.7 hereto (each an “Additional Guarantor Supplement”) or such other agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (x) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including all indemnities, fees and expenses payable by the Company thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it.
(b)        To the extent reasonably requested by the Required Holders no later than 30 days following the delivery of any Additional Guarantor Supplement pursuant to subparagraph (a) above, the Company will cause the Subsidiary that is the subject of such Additional Guarantor Supplement to deliver to each holder of a Note:
(i)    a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect as those contained in Section 5 of this Agreement;
(ii)    documents evidencing the due organization, continuing existence and, where applicable, good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of the Additional Guarantor Supplement and the performance by such Subsidiary of its obligations under this Agreement; and
(iii)    an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary, the Additional Guarantor Supplement and this Agreement as the Required Holders may reasonably request.
(c)    During any period when the Company has an Investment Grade Credit Rating, at the election of the Company and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under this Agreement and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders, provided that (i) if such Subsidiary Guarantor is a guarantor or is otherwise liable for or in respect of any Indebtedness under any Material Credit Facility, then such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under this Agreement) under such Material Credit Facility, (ii) at the time of, and after giving effect to, such release and discharge, no Default or Event of Default shall be existing, (iii) no amount is then due and payable under this Agreement, (iv) if in connection with such Subsidiary Guarantor being released and discharged under any Material Credit Facility, any fee or other form of consideration is given to any holder of Indebtedness under such Material Credit Facility for such release, the holders of the Notes shall receive equivalent consideration substantially concurrently therewith and (v) each holder shall have received a certificate of a Responsible Officer certifying that the Company has an Investment Grade Credit Rating and as to the matters set forth in clauses (i) through (iv).
Section 9.8.    Public Listing of Whitestone REIT    . Whitestone REIT shall (a) cause its Common Stock to at all times be duly listed on the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers Automated Quotation and (b) timely file all reports required to be filed by it with the New York Stock Exchange, Inc., the American Stock Exchange or the National Association of Securities Dealers Automated Quotation and the Securities and Exchange Commission unless, in each case, such failure to cause its Common Stock to be listed is a result of a transaction which constituted a Change of Control (such transaction, a “Specified Transaction”) and the Company has complied with its obligations under Section 8.7, and following any such Specified Transaction and the satisfaction of the Company’s obligations under Section 8.7, this Section 9.8 shall no longer apply.
Section 9.9.    ERISA    . Whitestone REIT and the Company shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed could reasonably be expected to result in the imposition of a Lien against any of its Property.
Section 9.10.    Most Favored Lender    .
(a)    If, on any date, Whitestone REIT, the Company or any its Subsidiaries enters into, assumes or otherwise becomes bound or obligated under any Material Credit Facility that contains one or more Additional Financial Covenants or Additional Defaults (including, for the avoidance of doubt, as a result any amendment to any Material Credit Facility, whether or not in effect on the date hereof, causing it to contain one or more Additional Financial Covenants or Additional Defaults), then, concurrently therewith, (i) the Company will notify the holders of the Notes thereof by delivery of an Officer’s Certificate of the Company to each holder of Notes specifying the nature of such Additional Financial Covenant(s) and/or Additional Default(s) and attaching a true, correct and complete copy of the amendment, amended and restated agreement or other modification, and (ii) whether or not the Company provides such notice, the terms of this Agreement shall, without any further action on the part of Whitestone REIT, the Company or any holder of the Notes, be deemed to be amended automatically to include each Additional Financial Covenant and each Additional Default in this Agreement. If requested by the Required Holders in writing, Whitestone REIT and the Company further covenant to promptly execute and deliver at their expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) an amendment to this Agreement in form and substance satisfactory to the Required Holders evidencing the amendment of this Agreement to include such Additional Financial Covenants and Additional Defaults in this Agreement, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such amendment as provided for in this clause (a), but shall merely be for the convenience of the parties hereto.
(b)    If after the time this Agreement is amended pursuant to clause (a) of this Section 9.10 to include in this Agreement any Additional Financial Covenant or Additional Default (an “Incorporated Provision”) contained in any Material Credit Facility (the “Other Indebtedness Agreement”), such Incorporated Provision ceases to be in effect under or is deleted from such Other Indebtedness Agreement (or such Other Indebtedness Agreement is no longer a Material Credit Facility) or is amended or modified for the purposes of such Other Indebtedness Agreement so as to become less restrictive with respect to Whitestone REIT, the Company and its Subsidiaries, then, upon (i) delivery of an Officer’s Certificate of the Company to each holder of Notes (a) certifying that the conditions of this Section 9.10(b) have been satisfied and (b) either (1) if such Other Indebtedness Agreement has ceased to be in effect or ceased to constitute a Material Credit Facility, certifying to such fact or (2) if such Other Indebtedness Agreement has been amended, amended and restated or otherwise modified, attaching a true, correct and complete copy of the amendment, amended and restated agreement or other modification and (ii) payment of any fees required by clause (Y) below, the term of this Agreement shall, without any further action on the part of Whitestone REIT, the Company or any holder of Notes, be deemed to be amended automatically to delete or similarly amend or modify, as the case may be, such Incorporated Provision as in effect in this Agreement; provided that, if requested by the Company or the Required Holders in writing, Whitestone REIT, the Company and the holders of the Notes will promptly thereafter execute and deliver an amendment to this Agreement at the Company’s expense (including, without limitation, the fees and expenses of counsel for the holders of the Notes) reflecting such changes to this Agreement, provided, further, that (X) no Default or Event of Default shall be in existence immediately before or after such deletion, amendment or modification (including under such Incorporated Provision otherwise to be deleted, amended or modified), and (Y) if any fees or other remuneration were paid to any lender under such Other Indebtedness Agreement with respect to causing such Incorporated Provision to cease to be in effect or be deleted or to be so amended or modified, then the Company shall have paid to the holders of the Notes the same fees or other remuneration on a pro rata basis in proportion to the relative outstanding principal amounts of the Notes and the principal amount of the Indebtedness outstanding under such Other Indebtedness Agreement. Notwithstanding the foregoing, no amendment to this Agreement pursuant to this clause (b) as the result of any Incorporated Provision ceasing to be in effect or being deleted, amended or otherwise modified shall cause any covenant or Event of Default in this Agreement to be less restrictive as to Whitestone REIT, the Company or its Subsidiaries than such covenant or Event of Default as contained in this Agreement as in effect on the date hereof, and as amended other than as the result of the application of clause (a) of this Section 9.10 originally caused by such Incorporated Provision in such Other Indebtedness Agreement.

SECTION 10.	NEGATIVE COVENANTS.
Whitestone REIT and the Company, jointly and severally, covenant that so long as any of the Notes are outstanding:
Section 10.1.    Liens    . Neither Whitestone REIT nor the Company shall, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by any such Person; provided, however, that the foregoing shall not apply to nor operate to prevent any Permitted Liens.
Section 10.2.    Investments, Acquisitions, Loans and Advances    . Neither Whitestone REIT nor the Company shall, nor shall it permit any Subsidiary to (i) directly or indirectly, make, retain or have outstanding any investments (whether through the purchase of stock or obligations or otherwise) in any Person, real property or improvements on real property, or any loans, advances, lines of credit, mortgage loans or other financings (including pursuant to sale/leaseback transactions) to any other Person, or (ii) acquire any real property, improvements on real property or all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing shall not apply to nor operate to prevent:
(a)    investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;
(b)    investments in commercial paper rated at least P‑1 by Moody’s and at least A‑1 by S&P maturing within one year of the date of issuance thereof;
(c)    investments in certificates of deposit issued by any Person that is a “lender” under a Material Credit Facility or any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;
(d)    investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in subsection (a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;
(e)    investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c), and (d) above;
(f)    the Company’s investments from time to time in its Subsidiaries, and investments made from time to time by a Subsidiary in one or more of its Subsidiaries;
(g)    intercompany advances made from time to time among the Company and its Subsidiaries in the ordinary course of business to finance working capital needs;
(h)    investments held by the Company and its Subsidiaries as of the date of this Agreement;
(i)    investments in individual Properties or in entities which own such individual Properties, provided that such investment does not cause a breach of the financial covenants set forth in Section 10.10 hereof, provided, further that if such investments are in Properties or entities owning such properties which are also joint ventures, Assets Under Development, Land Assets or ground leases, then such investments shall also satisfy the requirements of clauses (j), (k), (l) and (n) of this Section, respectively, as well as the criteria set forth in the paragraph following clause (o) of this Section below;
(j)    investments in joint ventures in an amount not to exceed in the aggregate at any one time outstanding 15% of the Total Asset Value of the Company and its Subsidiaries at such time;
(k)    investments in Assets Under Development in an amount not to exceed in the aggregate at any one time outstanding 10% of the Total Asset Value of the Company and its Subsidiaries at such time;
(l)    investments in Land Assets in an amount not to exceed in the aggregate at any one time outstanding 5% of the Total Asset Value of the Company and its Subsidiaries at such time;
(m)    investments received in connection with a workout of any obligation owed to Company or its Subsidiaries;
(n)    investments in ground leases in an amount not to exceed in the aggregate at any one time outstanding 10% of the Total Asset Value of the Company and its Subsidiaries at such time;
(o)    investments other than those otherwise permitted under this Section in an amount not to exceed in the aggregate at any one time outstanding 5% of the Total Asset Value of the Company and its Subsidiaries at such time.
Investments of the type described in clauses (j), (k), (l), (n) and (o) immediately preceding shall at no time exceed in the aggregate at any one time outstanding 20% of the Total Asset Value of the Company and its Subsidiaries at such time. In determining the amount of investments, acquisitions, loans, and advances permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), and loans and advances shall be taken at the principal amount thereof then remaining unpaid.
Section 10.3.    Mergers, Consolidations and Sales. Except with the prior written consent of the Required Holders (which shall not be unreasonably withheld, conditioned or delayed), neither Whitestone REIT nor the Company shall, nor shall it permit any Subsidiary to, effect any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, so long as no Default or Event of Default then exist, this Section shall not apply to nor operate to prevent:
(a)    the sale, transfer, lease or other disposition of Property of the Company and its Subsidiaries to one another in the ordinary course of its business;
(b)    sales of shares of capital stock or other equity interests by the Company or Whitestone REIT, so long as no Change of Control results therefrom;
(c)    the merger of any Subsidiary with and into the Company or any other Subsidiary, provided that, in the case of any merger involving the Company, the Company is the entity surviving the merger;
(d)    the sale, transfer or other disposition of any tangible personal property that, in the reasonable business judgment of the Company or its Subsidiary, has become obsolete or worn out, and which is disposed of in the ordinary course of business;
(e)    the sale, transfer, lease or other disposition of Property of the Company or any Subsidiary (including any disposition of Property as part of a sale and leaseback transaction) aggregating not more than the lesser of (i)(x) during any 12 consecutive months, 10% of the Total Asset Value of the Company for all such transactions and (y) during the term of this Agreement, 30% of the Total Asset Value of the Company for all such transactions; provided, that there shall be excluded from this clause (e)(i) any net proceeds of any disposition of Property which are actually reinvested in acquiring Eligible Properties from and after the date such proceeds are so reinvested and (ii) the amount permitted to be sold pursuant to the terms of the Credit Agreement;
(f)    any merger if it results in the simultaneous payoff in immediately available funds of the Obligations; and
(g)    the merger or consolidation of the Company with another Person not otherwise permitted under clauses (c) and (f) above, so long as (i) the Company is the surviving entity, (ii) the Company has delivered evidence reasonably satisfactory to the holders of Notes that it will be in pro forma compliance with all provisions of this Agreement upon and after such merger or consolidation and (iii) the Company will not engage in any material line of business substantially different from that engaged in on the date of the Closing.
Section 10.4.    Maintenance of Subsidiaries. The Company shall not assign, sell or transfer, nor shall it permit any Material Subsidiary to issue, assign, sell or transfer, any shares of capital stock or other equity interests of a Material Subsidiary; provided, however, that the foregoing shall not operate to prevent (a) Liens on the capital stock or other equity interests of Material Subsidiaries granted to the holders of Notes, (b) the issuance, sale and transfer to any person of any shares of capital stock of a Material Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary, and (c) any transaction permitted by Section 10.3(b) above.
Section 10.5.    Burdensome Contracts with Affiliates. Neither Whitestone REIT nor the Company shall, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates on terms and conditions which are less favorable to Whitestone REIT, the Company or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.
Section 10.6.    [Reserved].
Section 10.7.    Change in the Nature of Business. Neither Whitestone REIT nor the Company shall, nor shall it permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company, Whitestone REIT, or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by it as of the date of Closing.
Section 10.8.    Use of Proceeds. The Company shall use the proceeds of the issuance and sale of the Notes solely for the purposes set forth in, or otherwise permitted by, Section 5.14 hereof.
Section 10.9.    No Restrictions. Except as provided herein, neither Whitestone REIT nor the Company shall, nor shall it permit any Subsidiary to, directly or indirectly create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Company, Whitestone REIT or any Subsidiary to: (a) pay dividends or make any other distribution on any Subsidiary’s capital stock or other equity interests owned by the Company or any other Subsidiary (other than the restriction set forth in the Credit Agreement as in effect on the date hereof), (b) pay any indebtedness owed to Whitestone REIT, the Company or any other Subsidiary, (c) make loans or advances to Whitestone REIT, the Company or any other Subsidiary, (d) transfer any of its Property to Whitestone REIT, the Company or any other Subsidiary; provided however, that the foregoing does not apply to any limitation on transfers of property that is subject to a Permitted Lien or (e) guarantee the Obligations and/or grant Liens on its assets to the holders of Notes.
Section 10.10.    Financial Covenants.
(a)    Maximum Total Indebtedness to Total Asset Value Ratio. As of the last day of each Fiscal Quarter of the Company, the Company shall not permit the ratio of Total Indebtedness to Total Asset Value to be greater than 0.60 to 1.00.
(b)    Maximum Secured Debt to Total Asset Value Ratio. As of the last day of each Fiscal Quarter of the Company, the Company shall not permit the ratio of Secured Debt to Total Asset Value to be greater than 0.40 to 1.00.
(c)    Minimum EBITDA to Fixed Charges Ratio. As of the last day of each Rolling Period of the Company, the Company shall not permit the ratio of EBITDA for such Rolling Period to Fixed Charges for the Company and its Subsidiaries for such Rolling Period to be less than 1.50 to 1.00.
(d)    Maximum Other Recourse Debt to Total Asset Value Ratio. As of the last day of each Rolling Period of the Company, the Company and its Subsidiaries shall not permit the ratio of Other Recourse Debt to Total Asset Value to be greater than 0.15 to 1.00.
(e)    Maintenance of Net Worth. The Company shall at all times maintain a Tangible Net Worth of not less than the sum of (a) $372,000,000 plus (b) 75% of the aggregate net proceeds received by the Company or any of its Subsidiaries after the date of Closing in connection with any offering of Stock or Stock Equivalents of the Company or the Subsidiaries that results in an increase of Tangible Net Worth.
(f)    Maximum Unsecured Debt. The Company shall not, at any time, permit Unsecured Debt at such time to exceed the lesser of (i) an amount equal to 60% of the Aggregate Unencumbered Asset Value at such time and (ii) the Debt Service Coverage Amount at such time.
Section 10.11.    Unencumbered Asset Covenants.
(a)    The Company shall cause the Eligible Properties to at all times comply with the Unencumbered Asset Requirements; provided that if the requirements of the definition of Unencumbered Asset Requirements are not met, then within five Business Days of notice of such failure either (i) the Company shall have cured such failure or (ii) the Eligible Property’s Unencumbered Asset Value shall have been lowered or no longer be included in the calculation of Aggregate Unencumbered Asset Value to the extent necessary to cause such failure to no longer exist.
(b)    Upon not less than 10 Business Days’ prior written notice from the Company, the Company may designate that a Property be added (subject to the other requirements for a Property qualifying as an Eligible Property) or deleted as an Eligible Property. Such notice shall be accompanied by an Officer’s Certificate setting forth the components of the Aggregate Unencumbered Asset Values as of the addition or deletion of the designated Property as an Eligible Property, and (x) with respect to an addition, the Officer’s Certificate required above and (y) with respect to a deletion, the Company’s certification in such detail as reasonably required by the Required Holders that no Default or Event of Default exists under this Agreement and such deletion shall not (A) cause the Eligible Properties in the aggregate to violate clause (a) hereof, (B) cause a Default or Event of Default, (C) cause or result in the Company failing to comply with any of the financial covenants contained in Section 10.10 hereof, (D) cause there to be less than 30 Eligible Properties or (E) cause the Aggregate Unencumbered Asset Value to be less than $500,000,000. All additions shall be subject to approval by the Required Holders, such approval to be given or withheld within 10 Business Days of request thereof.
Section 10.12.    Dividends and Certain Other Restricted Payments. Whitestone REIT, the Company and its Subsidiaries shall be permitted to declare and pay distributions, dividends or redemptions from time to time in amounts determined by the Company; provided, however if (a) any Specified Event of Default shall have occurred and be continuing, Whitestone REIT and the Company may only pay dividends, distributions and redemptions as are necessary to maintain Whitestone REIT’s status as a real estate investment trust under applicable Legal Requirements and (b) any Event of Default under clauses (a), (b), (g), (h) or (i) of Section 11 shall have occurred and be continuing, Whitestone REIT and the Company may not make any dividends, distributions or redemptions without the prior written consent of the Required Holders.
Section 10.13.    Economic Sanctions, Etc    . The Company will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

SECTION 11.	EVENTS OF DEFAULT .
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with any term contained in (i) Section 10.10(f) and such default is not remedied within two Business Days or (ii) Section 7.1, Section 9.5, Section 9.6, Section 9.8, Section 9.9, Section 9.10 or Section 10 (other than Section 10.5, Section 10.7, Section 10.9 and Section 10.10(f)); or
(d)    the Company or any Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or
(e)    (i) any representation or warranty made in writing by or on behalf of Whitestone REIT or the Company or by any officer of Whitestone REIT or the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Guarantor or by any officer of such Guarantor in this Agreement or any writing furnished in connection with this Agreement proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (i) Whitestone REIT, the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least of (x) with respect to any recourse Indebtedness issued, assumed or guaranteed by Whitestone REIT, the Company or any Subsidiary, $15,000,000 in the aggregate, or (y) with respect to any non-recourse Indebtedness, $25,000,000 in the aggregate (or, in either case , its equivalent in the relevant currency of payment) beyond any period of grace provided with respect thereto, or (ii) Whitestone REIT, the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least (x) with respect to any recourse Indebtedness issued, assumed or guaranteed by Whitestone REIT, the Company or any Subsidiary, $15,000,000 in the aggregate, or (y) with respect to any non-recourse Indebtedness, $25,000,000 in the aggregate (or, in either case, its equivalent in the relevant currency of payment) or of any mortgage, indenture or other agreement relating thereto or any other condition exists (and in all cases other than as a result of a Change of Control, in which event the terms and provisions of Section 8.7 shall govern), and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than (A) the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests, (B) with respect to Secured Debt of the type referred to in clause (a) of the definition thereof, as a result of the voluntary sale or transfer of the property or assets securing such Secured Debt, if such sale or transfer is permitted hereunder and under the documents providing for such Secured Debt and such Secured Debt is assumed or repaid in full when required under the documents providing for such Secured Debt or (C) other than as a result of a Change of Control, in which event the terms and provisions of Section 8.7 shall govern), (x) Whitestone REIT, the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least (a) with respect to any recourse Indebtedness issued, assumed or guaranteed by Whitestone REIT, the Company or any Subsidiary, $15,000,000 in the aggregate, or (b) with respect to any non-recourse Indebtedness, $25,000,000 in the aggregate (or, in either case, its equivalent in the relevant currency of payment), or (y) one or more Persons have the right to require Whitestone REIT, the Company or any Subsidiary so to purchase or repay such Indebtedness or (iv) any “Early Termination Date” (as defined in any applicable hedging agreement but in all cases other than as a result of a Change of Control, in which event the terms and provisions of Section 8.7 shall govern) shall have been established under the terms of such hedging agreement and the “Close-out Amount” or other swap termination payment calculated in accordance with the terms of the applicable hedging agreement that is owed by Whitestone REIT, the Company or any Subsidiary to the counter-party under such Hedging Agreement on such Early Termination Date is in excess of $15,000,000 in aggregate; or
(g)    Whitestone REIT, the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by Whitestone REIT, the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Whitestone REIT, the Company or any of its Subsidiaries, or any such petition shall be filed against Whitestone REIT, the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or
(i)    any event occurs with respect to Whitestone REIT, the Company or any Subsidiary which under the laws of any jurisdiction is analogous to any of the events described in Section 11(g) or Section 11(h), provided that the applicable grace period, if any, which shall apply shall be the one applicable to the relevant proceeding which most closely corresponds to the proceeding described in Section 11(g) or Section 11(h); or
(j)    one or more final judgments or orders for the payment of money aggregating in excess of $25,000,000 (or its equivalent in the relevant currency of payment), including any such final order enforcing a binding arbitration decision, are rendered against one or more of Whitestone REIT, the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or
(k)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) there is any “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under one or more Plans, determined in accordance with Title IV of ERISA, (iv) the aggregate present value of accrued benefit liabilities under all funded Non-U.S. Plans exceeds the aggregate current value of the assets of such Non-U.S. Plans allocable to such liabilities by more than $25,000,000, (v) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (vi) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, (vii) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder, (viii) the Company or any Subsidiary fails to administer or maintain a Non-U.S. Plan in compliance with the requirements of any and all applicable laws, statutes, rules, regulations or court orders or any Non-U.S. Plan is involuntarily terminated or wound up, or (ix) the Company or any Subsidiary becomes subject to the imposition of a financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans; and any such event or events described in clauses (i) through (ix) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or
(l)    the Guaranty set forth in Section 23 hereof shall cease to be in full force and effect, any Guarantor or any Person acting on behalf of a Guarantor shall contest in any manner the validity, binding nature or enforceability of this Agreement, the Guaranty hereunder, or the obligations of any Guarantor under this Agreement or the Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms hereof; or
(m)    there shall be a determination from the applicable governmental authority from which no appeal can be taken that Whitestone REIT’s tax status as a REIT has been lost.

SECTION 12.	REMEDIES ON DEFAULT, ETC.
Section 12.1.    Acceleration    . (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (i) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies    . If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission    . At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc    . No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.	REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES .
Section 13.1.    Registration of Notes    . The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes; Limitation on Transfers to Competitors    .
(a)     Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a) or Schedule 1(b), as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
(b)    Without limiting the foregoing, each Purchaser and each subsequent holder of any Note severally agrees that, so long as no Event of Default under clauses (a), (b), (g), (h) or (i) of Section 11 or any Specified Event of Default shall be in existence, it will not knowingly resell any Note purchased by it to a Person which is a Competitor (it being understood that such Purchaser shall advise any broker or intermediary acting on its behalf that such resale to a Competitor is prohibited hereby). In determining whether any proposed transferee is a Competitor, Prudential, a Purchaser or other holder of a Note may conclusively rely in good faith on a written statement from such transferee that such transferee is not a Competitor.
Section 13.3.    Replacement of Notes    . Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note of the same series with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.	PAYMENTS ON NOTES .
Section 14.1.    Place of Payment    . Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of Montreal in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Payment by Wire Transfer    . So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in the Purchaser Schedule, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.
Section 14.3.    FATCA Information    . By acceptance of any Note, the holder of such Note agrees that such holder will with reasonable promptness duly complete and deliver to the Company, or to such other Person as may be reasonably requested by the Company, from time to time (a) in the case of any such holder that is a United States Person, such holder’s United States tax identification number or other Forms reasonably requested by the Company necessary to establish such holder’s status as a United States Person under FATCA and as may otherwise be necessary for the Company to comply with its obligations under FATCA and (b) in the case of any such holder that is not a United States Person, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation as may be necessary for the Company to comply with its obligations under FATCA and to determine that such holder has complied with such holder’s obligations under FATCA or to determine the amount (if any) to deduct and withhold from any such payment made to such holder. Nothing in this Section 14.3 shall require any holder to provide information that is confidential or proprietary to such holder unless the Company is required to obtain such information under FATCA and, in such event, the Company shall treat any such information it receives as confidential.

SECTION 15.	EXPENSES, ETC .
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500. If required by the NAIC, the Company shall obtain and maintain at its own cost and expense a Legal Entity Identifier (LEI).
The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes), (ii) any and all wire transfer fees that any bank or other financial institution deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note and (iii) any judgment, liability, claim, order, decree, fine, penalty, cost, fee, expense (including reasonable attorneys’ fees and expenses) or obligation resulting from the consummation of the transactions contemplated hereby, including the use of the proceeds of the Notes by the Company.
Section 15.2.    Certain Taxes    . The Company agrees to pay all stamp, documentary or similar taxes or fees which may be payable in respect of the execution and delivery or the enforcement of this Agreement or the execution and delivery (but not the transfer) or the enforcement of any of the Notes in the United States or any other jurisdiction where the Company or any Guarantor has assets or of any amendment of, or waiver or consent under or with respect to, this Agreement or of any of the Notes, and to pay any value added tax due and payable in respect of reimbursement of costs and expenses by the Company pursuant to this Section 15, and will save each holder of a Note to the extent permitted by applicable law harmless against any loss or liability resulting from nonpayment or delay in payment of any such tax or fee required to be paid by the Company hereunder.
Section 15.3.    Survival    . The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT .
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of Whitestone REIT or the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and Whitestone REIT and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.	AMENDMENT AND WAIVER .
Section 17.1.    Requirements    . This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of Whitestone REIT, the Company and the Required Holders, except that:
(a)    no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and
(b)     no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.
Section 17.2.    Solicitation of Holders of Notes    .
(a)    Solicitation. The Company will provide each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 to each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of a Note as consideration for or as an inducement to the entering into by such holder of any waiver or amendment of any of the terms and provisions hereof or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of a Note even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 by a holder of a Note that has transferred or has agreed to transfer its Note to (i) Whitestone REIT, (ii) the Company, (iii) any Subsidiary or any other Affiliate or (iv) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with Whitestone REIT or the Company and/or any of its Affiliates (either pursuant to a waiver under Section 17.1(c) or subsequent to Section 8.5 having been amended pursuant to Section 17.1(c)), in each case in connection with such consent, shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.
Section 17.3.    Binding Effect, Etc    . Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note.
Section 17.4.    Notes Held by Company, Etc    . Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.	NOTICES .
Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in the Purchaser Schedule, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iii)    if to the Company or Whitestone REIT, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company or Whitestone REIT shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.	REPRODUCTION OF DOCUMENTS .
This Agreement and all documents relating thereto, including (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.	CONFIDENTIAL INFORMATION .
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (but only if such Person has entered into a confidentiality agreement in relation thereto), (v) any Person from which it offers to purchase any Security of the Company (but only if such Person has entered into a confidentiality agreement in relation thereto), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.
In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.	SUBSTITUTION OF PURCHASER .
Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.	MISCELLANEOUS .
Section 22.1.    Successors and Assigns    . All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including any subsequent holder of a Note) whether so expressed or not, except that, subject to Section 10.3, the Company may not assign or otherwise transfer any of its rights or obligations hereunder or under the Notes without the prior written consent of each holder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto and their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Agreement.
Section 22.2.    Accounting Terms; Divisions    .
(a)    All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
(b)    If, after the date of this Agreement, there shall occur any change in GAAP from those used in the preparation of the financial statements referred to in Section 5.5 hereof and such change shall result in a change in the method of calculation of any financial covenant, standard or term found in this Agreement, either the Company or the Required Holders may by written notice to the holders of Notes and the Company, respectively, require that the holders of Notes and the Company negotiate in good faith to amend such financial covenants, standards, and terms so as equitably to reflect such change in accounting principles, with the desired result being that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be the same as if such change had not been made. No delay by the Company or the Required Holders in requiring such negotiation shall limit their right to so require such a negotiation at any time after such a change in accounting principles. Until any such financial covenant, standard, or term is amended in accordance with this Section 22.2(b), such financial covenants, standards and terms shall be computed and determined in accordance with GAAP in effect prior to such change in accounting principles. Without limiting the generality of the foregoing, the Company shall neither be deemed to be in compliance with any such financial covenant, standard or term hereunder nor out of compliance with any such financial covenant, standard or term, if such state of compliance or noncompliance, as the case may be, would not exist but for the occurrence of a change in accounting principles after the date hereof.
(c)     For all purposes under the Note Documents, in connection with any division or plan of division (whether under Delaware law or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Section 22.3.    Severability    . Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4.    Construction, Etc    . Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Defined terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and, for purposes of the Notes, shall also include any such notes issued in substitution therefor pursuant to Section 13, (b) subject to Section 22.1, any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Schedules shall be construed to refer to Sections of, and Schedules to, this Agreement, and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 22.5.    Counterparts    . This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.6.    Governing Law    . This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.7.    Jurisdiction and Process; Waiver of Jury Trial    . (a) Each Guarantor and the Company each irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each Guarantor and the Company each irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    Each Guarantor and the Company each agrees, to the fullest extent permitted by applicable law, that a final judgment in any suit, action or proceeding of the nature referred to in Section 22.7(a) brought in any such court shall be conclusive and binding upon it subject to rights of appeal, as the case may be, and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which it or any of its assets is or may be subject) by a suit upon such judgment.
(c)    Each Guarantor and the Company each consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered, certified, priority or express mail (or any substantially similar form of mail), postage prepaid, return receipt or delivery confirmation requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. Each Guarantor and the Company each agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(d)    Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against any Guarantor or the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(e)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
Section 22.8.    Transaction References    . Each Transaction Party agrees that Prudential Capital Group may (a) refer to its role in establishing this Agreement, as well as the identity of such Transaction Party and the Notes and the date on which this Agreement was executed, on its internet site, social media channels or in marketing materials, press releases, published “tombstone” announcements or any other print or electronic medium and (b) display such Transaction Party’s corporate logo in conjunction with any such reference.

SECTION 23.	GUARANTY .
Section 23.1.    The Guarantees    . To induce the Purchasers to purchase the Notes and in consideration of benefits expected to accrue to the Company by reason of the issue and sale of the Notes and for other good and valuable consideration, receipt of which is hereby acknowledged, Whitestone REIT and, subject to the terms of Section 9.7 hereof, each Subsidiary party hereto, (including any Subsidiary formed or acquired after the date of the Closing executing an Additional Guarantor Supplement in the form attached hereto as Schedule 23.1 or such other form acceptable to the Required Holders) hereby unconditionally and irrevocably guarantee jointly and severally to the Purchasers and the other holders of the Notes, the due and punctual payment of the Notes and the due and punctual payment of all other obligations now or hereafter owed by the Company under this Agreement and the Notes, in each case as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, according to the terms hereof and thereof (including all interest, costs, fees, and charges after the entry of an order for relief against the Company or such other obligor in a case under the United States Bankruptcy Code or any similar proceeding, whether or not such interest, costs, fees and charges would be an allowed claim against the Company or any such obligor in any such proceeding). In case of failure by the Company or other obligor punctually to pay any obligations guaranteed hereby, each Guarantor hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration, or otherwise, and as if such payment were made by the Company or such obligor.
Section 23.2.    Guarantee Unconditional    . The obligations of each Guarantor under this Section 23 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged, or otherwise affected by:
(a)    any extension, renewal, settlement, compromise, waiver, or release in respect of any obligation of the Company or other obligor or of any other guarantor under this Agreement or the Notes or by operation of law or otherwise;
(b)    any modification or amendment of or supplement to this Agreement or the Notes;
(c)    any change in the corporate existence, structure, or ownership of, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting, the Company or other obligor, any other guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Company or other obligor or of any other guarantor contained in this Agreement or the Notes;
(d)    the existence of any claim, set off, or other rights which the Company or other obligor or any other guarantor may have at any time against any Purchaser, any holder of a Note or any other Person, whether or not arising in connection herewith;
(e)    any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Company or other obligor, any other guarantor, or any other Person or Property;
(f)    any application of any sums by whomsoever paid or howsoever realized to any obligation of the Company or other obligor, regardless of what obligations of the Company or other obligor remain unpaid;
(g)    any invalidity or unenforceability relating to or against the Company or other obligor or any other guarantor for any reason of this Agreement or of any Note or any provision of applicable law or regulation purporting to prohibit the payment by the Company or other obligor or any other guarantor of the principal of or interest on any Note or any other amount payable under this Agreement or the Notes; or
(h)    any other act or omission to act or delay of any kind by any Purchaser or other holder of a Note, or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of any Guarantor under this Section 23.
Section 23.3.    Discharge Only Upon Payment in Full; Restatement in Certain Circumstances    . Except as otherwise set forth in Section 9.7 hereof, each Guarantor’s obligations under this Section 23 shall remain in full force and effect until the principal of and interest on the Notes and all other amounts payable by the Company and the Guarantors under this Agreement and the Notes shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Company or other obligor or any Guarantor under the Agreement or the Notes is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of the Company or other obligor or of any guarantor, or otherwise, each Guarantor’s obligations under this Section 23 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.
Section 23.4.    Subrogation    . Each Guarantor agrees it will not exercise any rights which it may acquire by way of subrogation by any payment made hereunder, or otherwise, until all the obligations guaranteed hereby shall have been paid in full. If any amount shall be paid to a Guarantor on account of such subrogation rights at any time prior to the payment in full of the Notes and all other amounts payable by the Company hereunder, such amount shall be held in trust for the benefit of the holders of the Notes and shall forthwith be paid to the holders of the Notes in accordance with the terms of this Agreement.
Section 23.5.    Waivers    . Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest, and any notice except as specifically provided for herein, as well as any requirement that at any time any action be taken by any holder of a Note or any other Person against the Company or other obligor, another guarantor, or any other Person.
Section 23.6.    Limit on Recovery. Notwithstanding any other provision hereof, the right of recovery against each Subsidiary Guarantor under this Section 23 shall not exceed $1.00 less than the lowest amount which would render such Subsidiary Guarantor’s obligations under this Section 23 void or voidable under applicable law, including, without limitation, fraudulent conveyance law.
Section 23.7.    Stay of Acceleration    . If acceleration of the time for payment of any amount payable by the Company or other obligor under this Agreement or the Notes, is stayed upon the insolvency, bankruptcy or reorganization of the Company or such obligor, all such amounts otherwise subject to acceleration under the terms of this Agreement or the Notes, shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Required Holders.
Section 23.8.    Benefit to Guarantors    . The Company and the Guarantors are engaged in related businesses and integrated to such an extent that the financial strength and flexibility of the Company has a direct impact on the success of each Guarantor. Each Guarantor will derive substantial direct and indirect benefit from the extensions of credit hereunder.
Section 23.9.    Guarantor Consents    . Each Guarantor shall take such action as the Company is required by this Agreement to cause such Guarantor to take, and shall refrain from taking such action as the Company is required by this Agreement to prohibit such Guarantor from taking.
Section 23.10.    Subordination    . Each Guarantor (each referred to herein as a “Subordinated Creditor”) hereby subordinates the payment of all indebtedness, obligations, and liabilities of the Company or other Guarantor owing to such Subordinated Creditor, whether now existing or hereafter arising, to the indefeasible payment in full in cash of the Notes and all other obligations hereunder. During the existence of any Event of Default, subject to Section 23.4, any such indebtedness, obligation, or liability of the Company or other Guarantor owing to such Subordinated Creditor shall be enforced and performance received by such Subordinated Creditor as trustee for the benefit of the holders of the Notes and the proceeds thereof shall be paid over to the holders of the Notes (whether or not then due), but without reducing or affecting in any manner the liability of such Guarantor under this Section 23.
* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Transaction Parties.

Very truly yours,

WHITESTONE REIT OPERATING PARTNERSHIP, L.P., a Delaware limited partnership

By: Whitestone REIT
Its: General Partner

By /s/ John J. Dee
John J. Dee
Corporate Secretary and Chief Operating Officer

WHITESTONE REIT, a Maryland real estate investment trust

By /s/ John J. Dee
John J. Dee
Corporate Secretary and Chief Operating Officer

WHITESTONE REIT OPERATING PARTNERSHIP III LP, a Texas limited partnership

By: Whitestone REIT Operating Partnership III GP LLC
Its: General Partner

By: Whitestone REIT Operating Partnership, L.P.
Its: Sole Member

By: Whitestone REIT
Its: General Partner

By /s/ John J. Dee

John J. Dee
Corporate Secretary and Chief Operating Officer

WHITESTONE AHWATUKEE PLAZA, LLC
WHITESTONE CENTERS LLC
WHITESTONE CITY VIEW LLC
WHITESTONE DAVENPORT VILLAGE LLC
WHITESTONE ELDORADO PLAZA LLC
WHITESTONE FOUNTAIN HILLS LLC
WHITESTONE FOUNTAIN SQUARE, LLC
WHITESTONE GILBERT TUSCANY VILLAGE CORNER LLC
WHITESTONE HERITAGE TRACE PLAZA 1 LLC
WHITESTONE HERITAGE TRACE PLAZA 2 LLC
WHITESTONE KELLER PLACE LLC
WHITESTONE LA MIRADA, LLC
WHITESTONE MARKET STREET AT DC RANCH, LLC
WHITESTONE MERCADO, LLC
WHITESTONE PARADISE PLAZA, LLC
WHITESTONE PARKSIDE VILLAGE NORTH LLC

WHITESTONE PARKSIDE VILLAGE SOUTH LLC
WHITESTONE PIMA NORTE LLC
WHITESTONE PINNACLE OF SCOTTSDALE – PHASE II, LLC
WHITESTONE PROMENADE, LLC
WHITESTONE QUINLAN CROSSING LLC
WHITESTONE REIT OPERATING COMPANY IV LLC
WHITESTONE SEVILLE, LLC
WHITESTONE SHOPS AT PINNACLE, LLC
WHITESTONE SHOPS AT STARWOOD – PHASE III, LLC
WHITESTONE STRAND LLC
WHITESTONE SUNNYSLOPE VILLAGE, LLC
WHITESTONE TOWNE CENTER, LLC
WHITESTONE VILLAGE SQUARE AT DANA PARK LLC
WHITESTONE WILLIAMS TRACE PLAZA LLC
WHITESTONE WILLIAMS TRACE SHOPS LLC
WHITESTONE WOODLAKE PLAZA, LLC

By /s/ John J. Dee
John J. Dee
Corporate Secretary and Chief Operating Officer

This Agreement is hereby
accepted and agreed to as
of the date hereof.

PHYSICIANS MUTUAL INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Julia Buthman
Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: PGIM, Inc., as investment manager

By: /s/ Julia Buthman
Vice President

PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY

By: PGIM, Inc., as investment manager

By: /s/ Julia Buthman
Vice President

PRUDENTIAL TERM REINSURANCE COMPANY

By: PGIM, Inc., as investment manager

By: /s/ Julia Buthman
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By: Prudential Investment Management Japan
Co., Ltd., as Investment Manager

By: PGIM, Inc., as Sub-Adviser

By: /s/ Julia Buthman
Vice President

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Julia Buthman
Vice President

THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.

By: Prudential Investment Management Japan Co., Ltd., as Investment Manager

By: PGIM, Inc., as Sub-Adviser

By: /s/ Julia Buthman
Vice President

UNITED OF OMAHA LIFE INSURANCE COMPANY

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Julia Buthman
Vice President

GIBRALTAR UNIVERSAL LIFE REINSURANCE COMPANY

By: PGIM, Inc., as investment manager

By: /s/ Julia Buthman
Vice President

PRUDENTIAL TERM REINSURANCE COMPANY

By: PGIM, Inc., as investment manager

By: /s/ Julia Buthman
Vice President

THE INDEPENDENT ORDER OF FORESTERS

By: Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Julia Buthman
Vice President

DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Additional Default” shall mean any provision contained in any Material Credit Facility, including any defined terms as used therein, which permits the holder or holders of any Indebtedness under such Material Credit Facility or any agent or trustee for such holder or holders to accelerate (with the passage of time or giving of notice or both) the maturity thereof or otherwise require Whitestone REIT, the Company or any Subsidiary to purchase such Indebtedness prior to the stated maturity thereof (or automatically causes such Indebtedness to so accelerate or be required to be purchased) and which either (i) is similar to any Default or Event of Default contained in Section 11 of this Agreement, or related definitions in this Schedule A, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive as to Whitestone REIT, the Company or any Subsidiary, have a shorter grace period or are more beneficial to the holders of such Indebtedness than as set forth herein (and such provision shall be deemed an Additional Default only to the extent that it is more restrictive, has a shorter grace period or is more beneficial) or (ii) is different from the subject matter of any Default or Event of Default contained in Section 11 of this Agreement, or the related definitions in this Schedule A; provided that under no circumstances shall any of the following defaults under a Material Credit Facility be deemed an Additional Default hereunder:
(a)    any default relating to a Change of Control; or
(b)    any default relating to the failure of the Common Stock of Whitestone REIT to be listed on any particular stock exchange.
For the avoidance of doubt, no affirmative or negative covenant shall be incorporated to this Agreement solely by the operation of this definition unless it constitutes an Additional Financial Covenant.
“Additional Financial Covenant” shall mean any affirmative or negative covenant or similar restriction applicable to Whitestone REIT, the Company or any Subsidiary (regardless of whether such provision is labeled or otherwise characterized as a covenant, including if stated as a default or otherwise), including any defined terms as used therein, related to a balance sheet condition, the results of operations or cash flow, or other financial condition, including, without limitation, the definition of “Capitalization Rate” or any similar term used for valuing Properties,

SCHEDULE A
(to Note Purchase and Guaranty Agreement)

any provision involving a measurement of Whitestone REIT’s or the Company’s leverage, ability to cover expenses, earnings, net income, fixed charges, interest expense, net worth or other component of Whitestone REIT’s or the Company’s consolidated financial position, results of operations, shareholders’ equity, assets or liability (however expressed and whether stated as a ratio, as a fixed threshold, or otherwise) the subject matter of which either (i) is similar to that of any covenant in this Agreement, or related definitions in this Schedule A, but contains one or more percentages, amounts, formulas or other provisions that are more restrictive as to Whitestone REIT, the Company or any Subsidiary or more beneficial to the holder or holders of the Indebtedness to which the document containing such covenant or similar restriction relates than as set forth herein (and such covenant or similar restriction shall be deemed an Additional Financial Covenant only to the extent that it is more restrictive or more beneficial) or (ii) is different from the subject matter of any covenant in this Agreement, or the related definitions in this Schedule A. For the avoidance of doubt, covenants of the type set forth in Section 10.8 and the related definitions would be considered Additional Financial Covenants, whereas the remaining provisions of this Agreement would not be considered Financial Covenants.
“Additional Guarantor Supplement” is defined in Section 9.7.
“Adjusted Property NOI” means for any Rolling Period for any Property, an amount equal to (i) the Property NOI for such Property minus (ii) the sum of (a) the greater of a management fee that is 3% of the aggregate net revenues from the operations of such Property during such period and the actual management fee and (b) an annual capital expenditures reserve of $0.20 per square foot for such Property.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Aggregate Unencumbered Asset Value” means the sum of the Unencumbered Asset Values of each Eligible Property.
“Aggregate Unrestricted Cash” means, as of any date, the amount of cash of the Company and its Subsidiaries which is not subject to any Lien, other than Liens in favor of the holders of Notes.

“Agreement” means this Note Purchase and Guaranty Agreement, including all Schedules attached to this Agreement.
“Anti-Corruption Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.
“Anti-Money Laundering Laws” means any law or regulation in a U.S. or any non-U.S. jurisdiction regarding money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.
“Assets Under Development” means any real property under construction (excluding minor renovations of completed buildings).
“Bankruptcy Event” means, with respect to any Tenant, any event of the type described in clause (g), (h) or (i) of Section 11 hereof with respect to such Tenant.
“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).
“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Houston, Texas are required or authorized to be closed.
“Capital Lease” means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.
“Capitalization Rate” means (i) 8.00% for all Legacy Houston Properties and (ii) 7.00% for all other Properties.
“Capitalized Lease Obligation” means, for any Person, the amount of the liability shown on the balance sheet of such Person in respect of a Capital Lease determined in accordance with GAAP.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§9601 et seq., and any future amendments.
“Change of Control” is defined in Section 8.7(h).
“Change of Control Notice” is defined in Section 8.7(a).
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the first paragraph of this Agreement.
“Competitor” means any Person whose primary purpose is the retail real estate investment and leasing business; provided that in no event shall any Person a predominant portion of whose business involves banking, insurance, investment banking, broker/dealer, investment or similar activities (including, without limitation, any Person involved in the life insurance business or in the business of the investment of annuities or contributions to pension, retirement, medical or similar plans or arrangements) be deemed a competitor of the Company.
“Compliance Certificate” is defined in Section 7.2.
“Confidential Information” is defined in Section 20.
“Consolidated Adjusted Property NOI” means for any Rolling Period, the consolidated Adjusted Property NOI of the Company and its Subsidiaries.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “Controlled” and “Controlling” shall have meanings correlative to the foregoing.
“Control Event” is defined in Section 8.7(h).
“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of January 31, 2019 among the Company, Whitestone REIT and the Subsidiaries of the Company from time to time party thereto as Guarantors, Bank of Montreal, as administrative agent and the lenders from time to time party thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.
“Credit Rating” means the rating assigned by a Rating Agency to the Company or Whitestone REIT for the senior unsecured long term indebtedness of the Company.
“Debt Service” means, for any Fiscal Quarter, the sum of (a) Interest Expense and (b) the greater of (i) zero or (ii) scheduled principal amortization paid on Total Indebtedness (exclusive of any balloon payments or prepayments of principal paid on such Total Indebtedness).
“Debt Service Coverage Amount” means, for the applicable Eligible Properties, the principal amount of a loan that would be serviced by the Adjusted Property NOI for the Rolling Period most recently ended for which financial statements have been delivered pursuant to Section 7.1 hereof at a debt service coverage ratio of 1.50 to 1.00 with interest and principal payments at the greater of (i) 6.5% per annum (assuming a 30-year amortization) and (ii) the 10-year treasury rate on the last day of such period plus 2.5% (assuming a 30-year amortization).
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means, with respect to the Notes of any series, that rate of interest per annum that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or (b) 2.00% over the rate of interest publicly announced by Bank of Montreal in New York, New York as its “base” or “prime” rate.
“Disclosure Documents” is defined in Section 5.3.
“EBITDA” means, for any period, determined on a consolidated basis of the Company and its Subsidiaries, in accordance with GAAP, the sum of net income (or loss) plus: (i) depreciation and amortization expense, to the extent included as an expense in the calculation of net income (or loss); (ii) Interest Expense, to the extent included as an expense in the calculation of net income (or loss); (iii) income tax expense, to the extent included as an expense in the calculation of net income (or loss); (iv) extraordinary, unrealized or non‑recurring losses, including impairment charges and reserves to the extent included as an expense in the calculation of net income (or loss), minus: (v) funds received by the Company or one of its Subsidiaries as rent but which are reserved for capital expenses; (vi) extraordinary gains and unrealized gains on the sale of assets; and (vii) income tax benefits.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.
“Eligible Property” means, as of any date, any Property which satisfies the following conditions which would permit such Property’s Unencumbered Asset Value to be included in the Aggregate Unencumbered Asset Value or which Property will satisfy such conditions upon such Property’s acquisition:
(a)    Is either a developed commercial property or a Post-Development Asset, in each case, owned 100% in fee simple by the Company or a Wholly owned Subsidiary;
(b)    Is a Property located in the contiguous United States;
(c)    If such Property is owned by the Company, (i) neither the Company’s beneficial ownership interest in such Property nor the Property is subject to any Lien (other than Permitted Liens or Liens in favor of the holders of Notes and holders of Unsecured Ratable Debt (but only to the extent the Obligations hereunder are simultaneously secured by such Liens on terms and provisions, including an intercreditor agreement, satisfactory to the Required Holders)) or to any negative pledge (other than the negative pledge set forth herein or in agreements evidencing Unsecured Ratable Debt) and (ii) the Company has the unilateral right to sell, transfer or otherwise dispose of such Property and to create a Lien on such Property as security for Indebtedness (other than restrictions imposed by the negative pledge set forth herein or in agreements evidencing Unsecured Ratable Debt);
(d)    If such Property is owned by a Wholly owned Subsidiary, (i) neither the Company’s beneficial ownership interest in such Subsidiary (or any intervening Subsidiary) nor such Subsidiary’s ownership interest in the Property is subject to any Lien (other than Permitted Liens or Liens in favor of the holders of Notes and holders of Unsecured Ratable Debt (but only to the extent the Obligations hereunder are simultaneously secured by such Liens on terms and provisions, including an intercreditor agreement, satisfactory to the Required Holders)) or to any negative pledge (other than the negative pledge set forth herein or in agreements evidencing Unsecured Ratable Debt), (ii) such Subsidiary has the unilateral right to sell, transfer or otherwise dispose of such Property and to create a Lien on such Property as security for Indebtedness (other than the negative pledge set forth herein or in agreements evidencing Unsecured Ratable Debt), (iii) to the extent required by Section 9.7, such Subsidiary has become a Guarantor and complied with the provisions of Section 9.7(a), (iv) to the extent such Subsidiary is not (or is not required to be) a Guarantor, such Subsidiary shall not have any Indebtedness for borrowed money and (v) to the extent such Subsidiary is not a direct Wholly-Owned Subsidiary, no intervening Subsidiary that is not (or is not required to be) a Guarantor shall have any Indebtedness for borrowed money;
(e)    To the extent requested, the holders of Notes shall have received historic operating statements for such Property for the previous 3 years, if available, and historic rent rolls for such Property for the previous 3 years, if available;
(f)    That such Property, based on the Company’s or such Subsidiary’s actual knowledge, is free of all material structural defects or major architectural deficiencies, material title defects, material environmental conditions or other adverse matters which, individually or collectively, materially impair the value of such Property and, if the Property has an underground storage tank located thereon or any other material environmental concern as determined by the Required Holders, then the holders of Notes shall have received satisfactory environmental assessments, including, to the extent requested, Phase I and Phase II reports, the results of which disclose environmental conditions which are satisfactory to the Required Holders in their sole discretion;
(g)    With respect to such Property, any Tenant under a Significant Lease is not more than 60 days past due with respect to any monthly rent payment obligations under such Lease; and
(h)    For each such Property, the Company shall have delivered to the holders of Notes a copy, certified as true and correct by the Company, of each of the following: if the Property Owner is not the Company, the Property Owner’s articles of incorporation, by-laws, partnership agreements, operating agreements, as applicable, and certificates of existence, good standing and authority to do business from each appropriate state authority, and partnership, corporate or limited liability company, as applicable, and to the extent a Guaranty is required under Section 9.7, authorizations authorizing the execution, delivery and performance of this Agreement or joinder thereto, in each case certified to be true and complete by a duly authorized officer of such Property Owner, as well as a fully-executed Internal Revenue Service Form W-9 for each such new Guarantor, together with financing statement, tax and judgment lien search results against each such new Guarantor and such Property evidencing the absence of Liens, except for Permitted Liens.
“Environmental Claim” means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or claim (whether administrative, judicial or private in nature) arising (a) pursuant to, or in connection with an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material, (c) from any abatement, removal, remedial, corrective or response action in connection with a Hazardous Material, Environmental Law or order of a governmental authority or (d) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.
“Environmental Law” means any current or future Legal Requirement pertaining to (a) the protection of health, safety and the indoor or outdoor environment, (b) the conservation, management or use of natural resources and wildlife, (c) the protection or use of surface water or groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water or groundwater), and any amendment, rule, regulation, order or directive issued thereunder.
“Equity Interests” means with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person whether or not certificated, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“FATCA” means (a) sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), together with any current or future regulations or official interpretations thereof, (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the United States of America and any other jurisdiction, which (in either case) facilitates the implementation of the foregoing clause (a), and (c) any agreements entered into pursuant to section 1471(b)(1) of the Code.

“Fiscal Quarter” means each of the three-month periods ending on the last day of each fiscal quarter of Whitestone REIT’s fiscal year.
“Fiscal Year” means the twelve-month period ending as at the end of each fiscal year of Whitestone REIT.
“Fitch” means Fitch Ratings, or any successor thereto.
“Fixed Charges” means, for any Fiscal Quarter, Debt Service for such quarter, plus Preferred Dividends for such quarter and required distributions (other than distributions by the Company to holders of operating partnership units and distributions by Whitestone REIT to common equity holders), plus ground lease payments unless such payments are deducted from Property NOI and EBITDA.
“Form 10‑K” is defined in Section 7.1(b).
“Form 10‑Q” is defined in Section 7.1(a).
“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or
(ii)    any other jurisdiction in which Whitestone REIT, the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of Whitestone REIT, the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guarantor” shall mean, collectively, the Whitestone REIT and each Subsidiary Guarantor.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)    to purchase such indebtedness or obligation or any property constituting security therefor;
(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Material” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or material which is hazardous or toxic, and includes, without limitation, (a) asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof) and (b) any material classified or regulated as “hazardous” or “toxic” or words of like import pursuant to an Environmental Law.
“Hazardous Material Activity” means any activity, event or occurrence involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use,

generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling of or corrective or response action to any Hazardous Material.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule A, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“INHAM Exemption” is defined in Section 6.2(e).
“Indebtedness” means, with respect to any Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business not more than 180 days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or for services rendered; (c) accounts payable and accruals (excluding any accrued dividends on common stock), the aggregate amount of which is greater than 5% of Total Asset Value (calculated without taking into account any accounts payable or accruals) as of any date of determination; (d) Capitalized Lease Obligations of such Person (including ground leases to the extent required under GAAP to be reported as a liability); (e) all reimbursement obligations (contingent or otherwise) of such Person under or in respect of any letters of credit or acceptances (whether or not the same have been presented for payment); (f) all off-balance sheet obligations of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatorily redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than mandatorily redeemable Stock)); (i) net obligations under any derivative contract not entered into as a hedge against existing Indebtedness, in an amount equal to the derivatives termination value thereof; (j) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim);

(k) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (l) such Person’s ownership share of the Indebtedness of any Affiliate of such Person. Indebtedness of any Person shall include Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer to the extent of such Person’s ownership share of such partnership or joint venture (except if such Indebtedness, or portion thereof, is recourse to such Person, in which case the greater of such Person’s ownership share of such Indebtedness or the amount of the recourse portion of the Indebtedness, shall be included as Indebtedness of such Person). Notwithstanding anything to the contrary in this Agreement or any other Note Document, the calculation of Indebtedness shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. Accordingly, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.
“Initial Properties” means collectively the Properties listed on Schedule 5.24 and “Initial Property” means any of such Properties.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Interest Expense” means, with respect to a Person for any period of time the interest expense whether paid, accrued or capitalized (without deduction of consolidated interest income) of such Person for such period. Interest Expense shall exclude any amortization of (i) deferred financing fees, including the write-off of such fees relating to the early retirement of such related Indebtedness, and (ii) debt discounts (but only to the extent such discounts do not exceed 3.0% of the initial face principal amount of such debt).
“Investment Grade Credit Rating” means, with respect to the Company, a Credit Rating of at least BBB- by S&P, Baa3 by Moody’s or BBB- by Fitch, and such rating shall not be accompanied by (a) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof, (b) in the case of Moody’s, a negative outlook, a review for possible downgrade or the equivalent thereof or (c) in the case of Fitch, a negative watch or the equivalent thereof.
“Investment Grade Notice” means a written notice to the holders of Notes from the Company stating that the Company has received an Investment Grade Credit Rating from either S&P or Moody’s, accompanied by reasonably acceptable evidence of such Investment Grade Credit Rating.
“Land Assets” means any real property which is not an Asset Under Development and on which no significant improvements have been constructed.
“Lease” means each existing or future lease, sublease, license, or other agreement under the terms of which any Person has or acquires any right to occupy or use any Property of the Company or any Subsidiary, or any part thereof, or interest therein, as the same may be amended, supplemented or modified.
“Legacy Houston Properties” means those properties set forth in Schedule X.
“Legal Requirement” means any treaty, convention, statute, law, regulation, ordinance, license, permit, governmental approval, injunction, judgment, order, consent decree or other requirement of any governmental authority, whether federal, state, or local.
“Lien” means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.
“Make-Whole Amount” is defined in Section 8.6.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means (a) a material adverse change in, or material adverse effect upon, the operations, business, Property, condition (financial or otherwise) or prospects of Whitestone REIT, the Company or of Whitestone REIT, the Company and its Subsidiaries taken as a whole, (b) a material impairment of the ability of Whitestone REIT, the Company or any Subsidiary to perform its obligations under any Note Document or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Whitestone REIT, the Company or any Subsidiary of any Note Document or the rights and remedies of the holders of Notes thereunder.
“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)    the Credit Agreement; and
(b)    any other agreement(s) creating or evidencing Other Recourse Debt or Unsecured Ratable Debt entered into on or after the date of Closing by Whitestone REIT, the Company or any Subsidiary, or in respect of which Whitestone REIT, the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $25,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).
“Material Subsidiary” means, each Subsidiary that owns an Eligible Property included in the Unencumbered Asset Value.
“Maturity Date” is defined in the first paragraph of each Note.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners.
“Non-U.S. Plan” means any plan, fund or other similar program that (a) is established or maintained outside the United States of America by Whitestone REIT, the Company or any Subsidiary primarily for the benefit of employees of Whitestone REIT, the Company or one or more Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and (b) is not subject to ERISA or the Code.
“Note Documents” means this Agreement, the Notes and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.
“Notes” is defined in Section 1.
“Obligations” means all obligations of the Company to pay principal, interest on and Make-Whole Amount with respect to the Notes, all fees and charges payable hereunder, and all other payment obligations of Whitestone REIT, the Company or any of its Subsidiaries arising under or in relation to any Note Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“Occupancy Rate” means for any Property, the percentage of the rentable area of such Property occupied by bona fide Tenants of such Property or leased by such Tenants pursuant to bona fide Tenant Leases, in each case, which Tenants (a) are not more than 90 days in arrears on base rental or other similar payments due under the Leases and (b) are not subject to a then continuing Bankruptcy Event, or if subject to a then continuing Bankruptcy Event (i) the trustee in bankruptcy of such Tenant shall have accepted and assumed such Lease or the Tenant shall be in compliance with the rental payments described above in clause (a); and (ii) to the extent that the Tenant shall have filed and the bankruptcy court shall have approved the Tenant’s plan for reorganization, the Tenant shall be performing its obligations pursuant to the approved plan of reorganization; and (iii) is reasonably acceptable to the Required Holders.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Other Recourse Debt” means, as of the date of determination, all Indebtedness (including the face amount of all outstanding letters of credit) which is recourse to, or has a deficiency guaranty provided by, Whitestone REIT, the Company or any Material Subsidiary (directly or by a guaranty thereof, but without duplication), other than with respect to (i) the Notes and other Obligations of the Company and Guarantors hereunder and under the Notes and the other Note Documents and (ii) Unsecured Ratable Debt. For the sake of clarity, no Material Subsidiary hereunder shall be a guarantor under Other Recourse Debt.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Permitted Liens” means each of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding has been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 9.4; (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue or that are being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained; (c) pledges or deposits to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property that, in the aggregate, do not materially and adversely affect the value of such property or the use of such property for its present purposes; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature incurred in the ordinary course of business; (f) Liens in favor of the United States of America for amounts paid to Whitestone REIT, the Company or any Subsidiary as progress payments under government contracts entered into by it; (g) attachment, judgment and other similar Liens arising in connection with court, reference or arbitration proceedings, provided that the same have been in existence less than 20 days, that the same have been discharged or that execution or enforcement thereof has been stayed pending appeal; and (h) Liens on Properties that are not Eligible Properties and whose Unencumbered Asset Values are not included in the calculation of the Aggregate Unencumbered Asset Values; provided, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including an intercreditor agreement and opinions of counsel to Whitestone REIT, the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Post-Development Assets” means, as of any date of determination, any Real Property where construction has been completed (to the Required Holders’ reasonable satisfaction) within the twelve-month period prior to the date of determination.
“Preferred Dividends” means any dividend paid (or payable), as the case may be, in cash on any preferred equity security issued by the Company.
“Property” or “Properties” means, as to any Person, all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its subsidiaries under GAAP, including any Eligible Property owned by the Company or any of its Subsidiaries.
“Property Expenses” means the costs (including, but not limited to, payroll, taxes, assessments, insurance, utilities, landscaping and other similar charges) of operating and maintaining any Eligible Property or Property which secures Other Recourse Debt that are the responsibility of the Company or the applicable Material Subsidiary that are not paid directly by any Tenant, but excluding depreciation, amortization, interest costs and maintenance capital expenditures.
“Property Income” means cash rents (excluding non‑cash straight‑line rent) and other cash revenues received by the Company or a Material Subsidiary in the ordinary course for any Eligible Property or Property which secures Other Recourse Debt, but excluding security deposits and prepaid rent except to the extent applied in satisfaction of any Tenants’ obligations for rent.
“Property Net Operating Income” or “Property NOI” means, with respect to any Property for any Rolling Period (without duplication) the aggregate amount of (i) Property Income for such period minus (ii) Property Expenses for such period.
“Property Owner” means the Person who owns fee or leasehold title interest (as applicable) in and to a Property.
“Proposed Prepayment Date” is defined in Section 8.7(c).
“PTE” is defined in Section 6.2(a).
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Purchaser Schedule” means the Purchaser Schedule to this Agreement listing the Purchasers of the Notes and including their notice and payment information.
“Qualified Ground Lease” means any ground lease (a) which is a direct ground lease granted by the fee owner of real property, (b) which may be transferred and/or assigned without the consent of the lessor (or as to which the lease expressly provides that (i) such lease may be transferred and/or assigned with the consent of the lessor and (ii) such consent shall not be unreasonably withheld or delayed) or subject to certain reasonable pre‑defined requirements, (c) which has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least 20 years, (d) under which no material default has occurred and is continuing, (e) with respect to which a Lien may be granted without the consent of the lessor, (f) which contains lender protection provisions acceptable to the Required Holders, including, without limitation, provisions to the effect that (i) the lessor shall notify any holder of a Lien in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder the option to cure such default, and (ii) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease and (g) which is otherwise acceptable in form and substance to the Required Holders.
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“QPAM Exemption” is defined in Section 6.2(d).
“Rating Agency” means S&P, Fitch or Moody’s, as applicable.
“RCRA” means the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§6901 et seq., and any future amendments.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migration, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks or other receptacles containing or previously containing any Hazardous Material.
“Required Holders” means at any time on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“Rolling Period” means, as of any date, the period of four consecutive Fiscal Quarters ending on or immediately preceding such date.

“S&P” means Standard & Poor’s Ratings Services Group, a Standard & Poor’s Financial Services LLC business, or any successor thereto.
“SEC” means the Securities and Exchange Commission of the United States of America.
“Secured Debt” means, without duplication, (a) all Indebtedness outstanding of the Company and its Subsidiaries, evidenced by notes, bonds, debentures or similar instruments and Capital Lease Obligations that are secured by a Lien (other than Permitted Liens referred to in clauses (a) through (g) of the definition thereof) and (b) all outstanding Indebtedness of any Subsidiary that is not a Subsidiary Guarantor.
“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Series A Notes” is defined in Section 1.
“Series B Notes” is defined in Section 1.
“Significant Lease” means, as to any particular Property, each Lease which constitutes 25% or more of all base rent revenue of such Property.
“Source” is defined in Section 6.2.
“Specified Event of Default” means any Event of Default described in clause (c) (on account of the first sentence of Section 9.5, Section 9.8, Section 10.1, Section 10.2, Section 10.3, Section 10.4, Section 10.10, Section 10.11 or Section 10.13), clause (f)(i) or clause (j) of Section 11.
“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.
“Stock” means shares of capital stock, beneficial or partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock, but excluding any preferred stock or other preferred equity security.
“Stock Equivalents” means all securities (other than Stock) convertible into or exchangeable for Stock at the option of the holder, and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.
“Subsidiary” means, as to any particular parent corporation or organization, any other corporation or organization more than 50% of the outstanding Voting Stock of which is at the time directly or indirectly owned by such parent corporation or organization or by any one or more other entities which are themselves subsidiaries of such parent corporation or organization, and any partnership or joint venture if more than a 50% interest in profits or capital thereof is owned by such parent corporation or organization or one or more of its subsidiaries or such parent corporation or organization and one or more of its subsidiaries. Unless otherwise expressly noted herein, the term “Subsidiary” means a Subsidiary of the Company or of any of its direct or indirect Subsidiaries.
“Subsidiary Guarantor” means each Subsidiary that has executed and delivered this Agreement or a joinder to this Agreement.
“Substitute Purchaser” is defined in Section 21.
“SVO” means the Securities Valuation Office of the NAIC.
“Tangible Net Worth” means for each applicable period, total equity on the Company’s consolidated balance sheet as reported in its Form 10-K or 10-Q plus accumulated depreciation and accumulated amortization less all amounts appearing on the assets side of its consolidated balance sheet representing an intangible asset under GAAP.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back up withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Tenant” means any Person leasing, subleasing or otherwise occupying any portion of a Property under a Lease or other occupancy agreement with the Company or a Subsidiary that is the direct owner of such Property.
“Total Asset Value” means, at any time of determination, (a) for all Legacy Houston Properties constituting real property owned by the Company or any Subsidiary for 12 months or more, the Consolidated Adjusted Property NOI for the Rolling Period most recently ended divided by the Capitalization Rate for all Legacy Houston Properties, plus (b) for all Properties other than the Legacy Houston Properties and Post-Development Assets constituting real property owned by the Company or any Subsidiary for 12 months or more, the Consolidated Adjusted Property NOI for the Rolling Period most recently ended divided by the Capitalization Rate for all other Properties, plus (c) for all Properties other than Post-Development Assets constituting real property owned by the Company or any Subsidiary for less than 12 months, the aggregate of all of the purchase prices for such properties, plus (d) Aggregate Unrestricted Cash at such time, plus (e) for all Post-Development Assets, an amount equal to the sum of the purchase price for all such properties plus the costs of construction of such properties approved by the Required Holders in their reasonable discretion, plus (f) the aggregate book value of all unimproved land holdings, mortgage or mezzanine loans, notes receivable and/or construction in progress owned by the Company or any Subsidiary at such time, plus (g) the aggregate value of marketable securities owned by the Company or any Subsidiary at such time, which are not subject to any Lien, other than Liens in favor of holders of Notes, plus (h) the Company’s and each Subsidiary’s pro rata share of the foregoing items and components attributable to interests in Affiliates.
“Total Indebtedness” means, as of a given date, the aggregate principal amount of all Indebtedness of the Company, its Subsidiaries and the Company’s ownership share of its Affiliates, determined on a consolidated basis.
“Transaction Party” means the Company and each of the Guarantors.
“Unencumbered Asset Requirements” means with respect to the calculation of the Aggregate Unencumbered Asset Value, collectively that (a) at all times such calculation shall be based on no less than 30 Eligible Properties; (b) the aggregate Occupancy Rate for all Eligible Properties shall be greater than 80%; (c) no more than 25% of the Aggregate Unencumbered Asset Value may be comprised of any one Eligible Property; and (d) no more than 15% of the Aggregate Unencumbered Asset Value may be attributable to Post-Development Assets.
“Unencumbered Asset Value” means, at any date of its determination, (i) with respect to all Eligible Properties owned by the Company or any Material Subsidiary for 12 months or more that are not Post-Development Assets, an amount equal to the quotient of the Adjusted Property NOI of the applicable Eligible Property divided by such Eligible Property’s applicable Capitalization Rate, (ii) with respect to all Eligible Properties owned by the Company or any Material Subsidiary for less than 12 months that are not Post-Development Assets, an aggregate of all purchase prices for such properties and (iii) with respect to all Post-Development Assets, an amount equal to the sum of the purchase price of each such Eligible Property plus the costs of construction approved by the Required Holders in their reasonable discretion.

“United States Person” has the meaning set forth in Section 7701(a)(30) of the Code.
“Unsecured Debt” means, at any time, Unsecured Other Recourse Debt and Unsecured Ratable Debt of the Company and its Subsidiaries at such time.
“Unsecured Other Recourse Debt” means, with respect to a Person and for any period, Other Recourse Debt that is not Secured Debt, provided that any Other Recourse Debt that is secured only by a pledge of Equity Interests shall be deemed to be Unsecured Other Recourse Debt.
“Unsecured Ratable Debt” means any bank credit facility of the Company that is guaranteed by any Guarantor and/or includes a borrowing base which includes any Eligible Property.
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.
“U.S. Dollars” and “$” each means the lawful currency of the United States of America.
“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.
“Voting Stock” of any Person means capital stock or other equity interests of any class or classes (however designated) having ordinary power for the election of directors or other similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.
“Whitestone REIT” is defined in the first paragraph of this Agreement.
“Wholly‑owned Subsidiary” means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors’ qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly‑owned Subsidiaries within the meaning of this definition.

[FORM OF SERIES A NOTE]
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.
5.09% SERIES A SENIOR NOTE DUE MARCH 22, 2029
No. RA-[__]    [Date]
$[_______]    PPN 96608# AA8

FOR VALUE RECEIVED, the undersigned, WHITESTONE REIT OPERATING PARTNERSHIP, L.P. (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on March 22, 2029 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 5.09% per annum from the date hereof, payable quarterly, on the 22nd day of March, June, September and December in each year, commencing with the March 22, June 22, September 22 or December 22 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.09% or (ii) 2.00% over the rate of interest publicly announced by Bank of Montreal from time to time in New York, New York as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of Montreal in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guaranty Agreement, dated March 22, 2019 (as from time to time amended, the “Note Purchase Agreement”), between Whitestone REIT, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

SCHEDULE 1(a)
(to Note Purchase and Guaranty Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By
Name:
Title:

1(a)-2

[FORM OF SERIES B NOTE]
WHITESTONE REIT OPERATING PARTNERSHIP, L.P.
5.17% SERIES B SENIOR NOTE DUE MARCH 22, 2029
No. RB-[__]    [Date]
$[_______]    PPN 96608# AB6

FOR VALUE RECEIVED, the undersigned, WHITESTONE REIT OPERATING PARTNERSHIP, L.P. (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS (or so much thereof as shall not have been prepaid) on March 22, 2029 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 5.17% per annum from the date hereof, payable quarterly, on the 22nd day of March, June, September and December in each year, commencing with the March 22, June 22, September 22 or December 22 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.17% or (ii) 2.00% over the rate of interest publicly announced by Bank of Montreal from time to time in New York, New York as its “base” or “prime” rate, payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of Montreal in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase and Guaranty Agreement, dated March 22, 2019 (as from time to time amended, the “Note Purchase Agreement”), between Whitestone REIT, the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

SCHEDULE 1(b)
(to Note Purchase and Guaranty Agreement)

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

WHITESTONE REIT OPERATING PARTNERSHIP, L.P.

By
Name:
Title:

1(b)-2

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE COMPANY

[See Attached]

SCHEDULE 4.4(a)(i)
(to Note Purchase and Guaranty Agreement)

FORM OF OPINION OF SPECIAL TEXAS COUNSEL
FOR THE GUARANTORS ORGANIZED IN TEXAS

[See Attached]

SCHEDULE 4.4(a)(ii)
(to Note Purchase and Guaranty Agreement)

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE PURCHASERS

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:
1.    The Company is a limited partnership in good standing under the laws of the State of Delaware.

2.    Whitestone REIT is a real estate investment trust in good standing under the laws of the State of Maryland.

3.    Each Guarantor is a limited liability company in good standing or existence, as applicable, under the laws of its state of organization.

4.    The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Company enforceable against the Company in accordance with their respective terms.

5.    The Agreement constitutes the legal, valid and binding contract of each Guarantor enforceable against such Guarantor in accordance with its terms.

6.    The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by the Agreement, and on the basis of the representations made by the Transaction Parties in Section 5.13 of the Agreement and by the Purchasers in Section 6.1 of the Agreement, do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939.

The opinion of Schiff Hardin LLP shall also state that the opinions of Morrison & Foerster LLP and Hirsch & Westheimer, P.C. are satisfactory in scope and form to Schiff Hardin LLP and that, in its opinion, the Purchasers are justified in relying thereon.

The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.

SCHEDULE 4.4(b)
(to Note Purchase and Guaranty Agreement)

With respect to matters of fact upon which such opinion is based, Schiff Hardin LLP may rely on appropriate certificates of public officials and officers of the Company and Whitestone REIT and upon representations of the Company, Whitestone REIT and the Purchasers delivered in connection with the issuance and sale of the Notes.

4.4(b)-2

Schedule 5.3

Disclosure Materials

None.

SCHEDULE 5.3
(to Note Purchase and Guaranty Agreement)

Schedule 5.4
Subsidiaries of the Company and Ownership of Stock
Subsidiaries

1.	Whitestone Centers LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

2.	Whitestone REIT Operating Partnership III GP LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

3.
Whitestone Operating Partnership III LP, Ltd., a Texas limited partnership (a 99% limited partner interest owned by Whitestone REIT Operating Partnership, L.P. and a 1% general partner interest owned by Whitestone REIT Operating Partnership III GP, LLC)

4.
Whitestone REIT Operating Partnership III LP, a Texas limited partnership (a 99% limited partner interest owned by Whitestone Operating Partnership III LP, Ltd. and a 1% general partner interest owned by Whitestone REIT Operating Partnership III GP, LLC)

5.	Whitestone REIT Operating Company IV LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

6.	Whitestone Pima Norte LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

7.	Whitestone Corporate Park West LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.

8.	Whitestone Sunnyslope Village, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

9.	Whitestone Featherwood, LLC, a Texas limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

10.	Whitestone Terravita Marketplace, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

11.	Whitestone Ahwatukee Plaza, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

SCHEDULE 5.4
(to Note Purchase and Guaranty Agreement)

12.	Whitestone Pinnacle of Scottsdale, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

13.	Whitestone Pinnacle of Scottsdale-Phase II, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

14.	Whitestone Shops at Starwood, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

15.	Whitestone Shops at Starwood-Phase III, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

16.	Whitestone Shops at Pinnacle, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

17.	Whitestone Paradise Plaza, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

18.	Whitestone Fountain Square, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

19.	Whitestone Village Square at Dana Park LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

20.	Whitestone Village Square at Dana Park Development Land LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

21.	Whitestone Pecos Ranch, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

22.	Whitestone Headquarters Village, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

23.	Whitestone TRS, Inc., a Delaware corporation (wholly owned by Whitestone REIT Operating Partnership, L.P.)

24.	Whitestone Mercado, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

25.	Whitestone Realty, LLC, an Arizona limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

S-5.4-2

26.	Whitestone Anthem Martketplace LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

27.	Whitestone Anthem Marketplace Development Land LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

28.	Whitestone Fountain Hills LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

29.	Whitestone Woodlake Plaza, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

30.	Whitestone Market Street at DC Ranch, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

31.	Whitestone Heritage Trace Plaza 1 LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

32.	Whitestone Heritage Trace Plaza 2 LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

33.	Whitestone Strand LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

34.	Whitestone Promenade, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

35.	Whitestone Towne Center, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

36.	Whitestone Williams Trace Plaza LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

37.	Whitestone Williams Trace Shops LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

38.	Whitestone Clearlake Offices LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

39.	Whitestone Towne Center Corner, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

S-5.4-3

40.	Whitestone Village Square at Dana Park Corner LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

41.	Whitestone City View LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

42.
Whitestone Davenport Village LLC, a Delaware limited liability company (a 79% membership interest owned by Whitestone REIT Operating Partnership, L.P. and a 21% membership interest owned by Whitestone Davenport TRS LLC)

43.	Whitestone Parkside Village South LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

44.	Whitestone Parkside Village North LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

45.	Whitestone Quinlan Crossing LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

46.	Whitestone Keller Place LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

47.	Whitestone Gilbert Tuscany Village Corner LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

48.	Whitestone La Mirada, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

49.	Whitestone Seville, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

50.	Whitestone Eldorado Plaza, LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

51.	Whitestone Houston BLVD Place LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

52.	Whitestone Houston BLVD Phase II LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

53.	Whitestone Eldorado Plaza Phase II LLC, a Delaware limited liability company (wholly owned by Whitestone REIT Operating Partnership, L.P.)

S-5.4-4

54.
Pillarstone Capital REIT Operating Partnership LP, a Delaware limited partnership (a 84% membership interest owned by Whitestone REIT Operating Partnership, L.P. and a 16% membership interest owned by Pillarstone Capital REIT)

55.	Whitestone Offices LLC, a Texas limited liability company (wholly owned by Pillarstone Capital REIT Operating Partnership LP)

56.	Whitestone CP Woodland Ph 2, LLC, a Delaware limited liability company (wholly owned by Pillarstone Capital REIT Operating Partnership LP)

57.	Whitestone Uptown Tower, LLC, a Delaware limited liability company (wholly owned by Pillarstone Capital REIT Operating Partnership LP)

58.	Whitestone Industrial-Office LLC, a Texas limited liability company (wholly owned by Pillarstone Capital REIT Operating Partnership LP)
Affiliates
BlackRock Fund Advisors (holder of 14.32% equity interest in Whitestone REIT)
The Vanguard Group, Inc. (holder of 10.05% equity interest in Whitestone REIT)

Trustees and Senior Officers of Whitestone REIT
Trustees:
James C. Mastandrea (Chairman)
Paul T. Lambert
Donald F. Keating
Nandita V. Berry
Najeeb A. Khan
Jack L. Mahaffey
David F. Taylor
Daniel G. DeVos (Trustee Emeritus)

Senior Officers:
James C. Mastandrea (Chairman and Chief Executive Officer)
John J. Dee (Chief Operating Officer)
David K. Holeman (Chief Financial Officer)
Christine C. J. Mastandrea (Executive Vice President, Corporate Strategy)

S-5.4-5

Bradford D. Johnson (Executive Vice President, Acquisitions & Asset Management)

Directors and Senior Officers of the Company
The Company is managed by Whitestone REIT. Consequently, the Company does not have its own separate trustees or executive officers.

S-5.4-6

Schedule 5.5
Financial Statements
The audited annual financial statements of Whitestone REIT for the three fiscal years ended December 31, 2018, 2017 and 2016.

SCHEDULE 5.5
(to Note Purchase and Guaranty Agreement)

Schedule 5.15
Existing Indebtedness
Indebtedness of the Transaction Parties and their Subsidiaries

				$ (millions)
Form of Indebtedness	Obligor(s)	Guarantor(s)	Obligee(s)	Available	Outstanding	LIENS (3)

The Credit Agreement	Whitestone REIT Operating Partnership, L.P. ("WROP")	Whitestone REIT and the Subsidiary Guarantors	Various Lenders	475.6	451.0	None
Non Recourse Mortgage Debt	WHITESTONE INDUSTRIAL-OFFICE LLC (2)	(1)	Jackson Life	25.7	25.7	CP Woodland, Holly Hall, I-10 Warehouse, Plaza Park, Westgate, CP West
Non Recourse Mortgage Debt	Whitestone Pinnacle of Scottsdale, LLC	(1)	US Bank	18.9	18.9	Pinnacle of Scottsdale
Non Recourse Mortgage Debt	Whitestone Terravita MarketPlace, LLC	(1)	BAML	9.5	9.5	Terravita
Non Recourse Mortgage Debt	WHITESTONE UPTOWN TOWER, LLC (2)	(1)	CMBS-US Bank	15.8	15.8	Uptown Tower
Non Recourse Mortgage Debt	Whitestone Anthem Marketplace LLC	(1)	CMBS - Morgan Stanley	14.6	14.6	Anthem
Non Recourse Mortgage Debt	Whitestone Shops at Starwood, LLC	(1)	CMBS - Wells	14.3	14.3	Starwood
Non Recourse Mortgage Debt	Whitestone Pecos Ranch, LLC	(1)	CMBS - Wells	13.7	13.7	Pecos Ranch
Non Recourse Mortgage Debt	Whitestone Headquarters Village, LLC	(1)	CMBS - Wells	19.0	19.0	HQ Village

SCHEDULE 5.15
(to Note Purchase and Guaranty Agreement)

Non Recourse Mortgage Debt	Whitestone Village Square at Dana Park Corner, LLC	(1)	CMBS - Wells	2.4	2.4	Dana Corner
Non Recourse Mortgage Debt	Whitestone Houston BLVD Place LLC	(1)	AIG	80.0	80.0	BLVD Place
				$689.5	$664.9
(1) CARVE OUT GUARANTOR: WROP
(2) WHOLLY OWNED SUBSIDIARY OF PILLARSTONE REIT OPERATING PARTNERSHP, LP (“PROP”). PROP 81.5% OWNED BY WROP
(3) PROPERTY MORTGAGES

Liens

-    All property mortgages listed under Indebtedness of the Transaction Parties and their Subsidiaries above.

-    Liens granted over office equipment of the Company, securing amounts financed in relation to the acquisition thereof.

Agreements Restricting the Incurrence of Indebtedness

None.

S-5.15-2

Schedule 5.18
Underground Storage Tanks

Property	Address
Sugar Park Plaza	11824-11830 Wilcrest Drive, Houston, TX 77031
Town Park	6000-50 S. Gessner, Houston TX 77036
The Pinnacle of Scottsdale	23425-23626 N. Scottsdale Rd, Scottsdale, AZ 85255
Mercado at Scottsdale Ranch	10105 E. Via Linda, Scottsdale, AZ 85255
Williams Trace Plaza	3300-3388 Hwy 6, Sugar Land, TX 77478
Williams Trace Shops	2442-3650 Hwy 6, Sugar Land, TX 77478
Quinlan Crossing	5000 N. Quinlan Park Rd and 5145 N. FM 620, Austin, TX 78732

SCHEDULE 5.18
(to Note Purchase and Guaranty Agreement)

Schedule 5.23
Significant Leases
[See Attached]

Schedule 5.24
Initial Properties

Property	Owner
Bissonnet/Beltway	Whitestone REIT Operating Partnership III LP
Westchase	Whitestone REIT Operating Partnership III LP
Shaver	Whitestone REIT Operating Partnership III LP
Spoerlein Commons	Whitestone REIT Operating Partnership, L.P.
Desert Canyon	Whitestone REIT Operating Partnership, L.P.
Ahwatukee Plaza	Whitestone Ahwatukee Plaza, LLC
Shops at Pinnacle	Whitestone Shops at Pinnacle, LLC
Kempwood	Whitestone Centers LLC
Sugar Park	Whitestone Centers LLC
Providence	Whitestone Centers LLC
Lion Square	Whitestone Centers LLC
Sunridge	Whitestone Centers LLC
Dana Park	Whitestone Village Square at Dana Park LLC
Fountain Square	Whitestone Fountain Square, LLC
Windsor	Whitestone REIT Operating Company IV LLC
Gilbert Tuscany	Whitestone REIT Operating Partnership, L.P.
Town Park	Whitestone Centers LLC
South Richey	Whitestone Centers LLC
The Citadel	Whitestone REIT Operating Partnership, L.P.
Pima Norte	Whitestone Pima Norte LLC
Fountain Hills	Whitestone Fountain Hills LLC
Market Street at DC Ranch	Whitestone Market Street at DC Ranch, LLC
Heritage Trace	Whitestone Heritage Trace Plaza 1 LLC Whitestone Heritage Trace Plaza 2 LLC
The Strand	Whitestone Strand LLC
The Promenade at Fulton Ranch	Whitestone Promenade, LLC
Fulton Ranch Towne Center	Whitestone Towne Center, LLC
Williams Trace Shops	Whitestone Williams Trace Shops LLC
Williams Trace Plaza	Whitestone Williams Trace Plaza LLC
City View	Whitestone City View LLC
Davenport Village	Whitestone Davenport Village LLC
Parkside South	Whitestone Parkside Village South LLC

SCHEDULE 5.24
(to Note Purchase and Guaranty Agreement)

Property	Owner
Parkside North	Whitestone Parkside Village North LLC
Quinlan Crossing	Whitestone Quinlan Crossing LLC
Keller Place	Whitestone Keller Place LLC
Gilbert Hard Corner	Whitestone Gilbert Tuscany Village Corner LLC
Mercado	Whitestone Mercado, LLC
La Mirada	Whitestone La Mirada, LLC
Paradise Plaza	Whitestone Paradise Plaza, LLC
Seville	Whitestone Seville, LLC
Pinnacle Phase II	Whitestone Pinnacle of Scottsdale-Phase II, LLC
Starwood Phase III	Whitestone Shops at Starwood-Phase III, LLC
Eldorado	Whitestone Eldorado Plaza LLC
Sunnyslope	Whitestone Sunnyslope Village, LLC

S-5.24-2

Schedule 7.2
Form of Compliance Certificate
[See Attached]

Schedule 9.6
Internal Accounting Matters
As previously announced by Whitestone REIT on February 26, 2019, the Audit Committee of the Board of Trustees (the “Audit Committee”) of Whitestone REIT, after consultation with members of senior management of Whitestone REIT, concluded that Whitestone REIT’s unaudited consolidated financial statements as of and for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018 (collectively, the “2018 Quarterly Financial Statements”) included in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively, should be restated to correct an accounting error.

In connection with the determination that the 2018 Quarterly Financial Statements should be restated to correct such accounting error, management of Whitestone REIT, under the supervision and with the participation of Whitestone REIT’s Chief Executive Officer and Chief Financial Officer, has carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of December 31, 2018. Based upon that evaluation, and in light of the material weakness in the design and operation of Whitestone REIT’s internal control over financial reporting disclosed below, Whitestone REIT’s Chief Executive Officer and Chief Financial Officer concluded that, as of the end of the period covered by this report, Whitestone REIT’s disclosure controls and procedures were not effective at the reasonable assurance level referenced above. In designing and evaluating disclosure controls and procedures, management of Whitestone REIT recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. Management of Whitestone REIT is required to apply judgment in evaluating the cost benefit relationship of possible controls and procedures.

Management of Whitestone REIT, under the supervision of the Chief Executive Officer and Chief Financial Officer, is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(e) under the Securities Exchange Act of 1934, as amended). Internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with GAAP, and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect our transactions and dispositions of our assets;

SCHEDULE 9.6
(to Note Purchase and Guaranty Agreement)

•
provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Whitestone REIT’s management conducted a process to assess the effectiveness of its internal control over financial reporting as of December 31, 2018, based on the criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, or COSO. This framework highlights that the control environment sets the tone of the organization, influences the control consciousness of its people, and is the foundation for all other components of internal control over financial reporting.

During the assessment process, Whitestone REIT identified the following material weakness as of December 31, 2018 in its internal controls over financial reporting and disclosure controls and procedures.

•
Application of New Accounting Pronouncements, including proper assessment of judgment items in complex accounting transactions – Whitestone REIT did not have effective controls to ensure the proper application of new accounting pronouncements in its financial statements. After review of the error and internal controls over financial reporting and disclosure controls and procedures, Whitestone REIT determined that it did not appropriately weigh its legal rights in its assessment of the transfer of control criteria under Topic 606 as it pertained to a transaction entered into in 2016.

The material weakness described above contributed to accounting errors that required the aforementioned restatement of the 2018 Quarterly Financial Statements.

S-9.6-2

As a result of the material weakness described above, Whitestone REIT’s management has concluded that, as of December 31, 2018, its internal control over financial reporting was not effective.

Whitestone REIT’s independent registered public accounting firm has issued a report on the effectiveness of Whitestone REIT’s internal control over financial reporting.

Whitestone REIT’s management, under the supervision of its Chief Executive Officer and Chief Financial Officer, and with the oversight of the Audit Committee, has undertaken a plan to remediate the material weakness identified above. The remediation efforts summarized below, which are either implemented or in the process of being implemented, are intended to address the identified material weakness.

•	Enhancements to internal controls regarding the adoption of new accounting pronouncements including:

◦	Enhanced documentation of the details of new accounting pronouncements;

◦	Enhanced documentation of areas in new accounting pronouncements that require the exercise of the judgment of Whitestone REIT’s management; and

◦	Enhanced documentation of the applicability of new accounting pronouncements to Whitestone REIT’s business.

•	Engagement of outside technical experts to assist Whitestone REIT in the application and adoption of new accounting pronouncements.

•	Ensure key accounting personnel have appropriate training.

•	Additional accounting staff with appropriate experience, certification, education and training.

•
Implementation of a disclosure review committee, including outside technical advisors, the Chief Financial Officer, accounting staff, and other members of management of Whitestone REIT. The committee will meet quarterly, at a minimum, to provide guidance and oversight to ensure the proper implementation of the enhanced internal controls regarding the adoption of new accounting pronouncements.

S-9.6-3

•	Quarterly review with the Audit Committee of new accounting pronouncements, including a discussion of key judgment areas.

Other than the foregoing, there have been no changes during Whitestone REIT’s quarter ended December 31, 2018, in Whitestone REIT’s internal controls over financial reporting that have materially affected, or are reasonably likely to materially affect, Whitestone REIT’s internal control over financial reporting.

S-9.6-4

Schedule 23.1
Additional Guarantor Supplement
______________, ___

Each holder of the Notes issued pursuant to that certain Note Purchase and Guaranty Agreement dated as of March 15, 2019, among Whitestone REIT Operating Partnership, L.P., as the Company, the Guarantors signatories thereto and the holders of such Notes from time to time party thereto (as extended, renewed, amended or restated from time to time, the “Agreement”)
Ladies and Gentlemen:
Reference is made to the Agreement described above. Terms not defined herein which are defined in the Agreement shall have for the purposes hereof the meaning provided therein.
The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation or organization] hereby elects to be a “Guarantor” for all purposes of the Agreement, effective from the date hereof. Other than with respect to those representations and warranties given as of a specific date, the undersigned confirms that the representations and warranties set forth in Section 5 of the Agreement are true and correct as to the undersigned as of the date hereof and the undersigned shall comply with each of the covenants set forth in Sections 9 and 10 of the Agreement applicable to it.
Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Agreement, including, without limitation, Section 23 thereof, to the same extent and with the same force and effect as if the undersigned were a signatory party thereto.
The undersigned acknowledges that this Additional Guarantor Supplement shall be effective upon its execution and delivery by the undersigned to the holders of the Notes, and it shall not be necessary for such holders, or any of their Affiliates entitled to the benefits hereof, to execute this Additional Guarantor Supplement or any other acceptance hereof. This Additional Guarantor Supplement shall be construed in accordance with and governed by the internal laws of the State of New York.

SCHEDULE 23.1
(to Note Purchase and Guaranty Agreement)

Very truly yours,
[NAME OF SUBSIDIARY GUARANTOR]
By
Name
Title___________________________________

S-23.1-2

Schedule X
Legacy Houston Properties

Property Name
Kempwood Plaza
Bissonett Beltway
Town Park Plaza
Lion Square
Westchase Plaza
Sunridge Center
South Richey Shopping Center
South Shaver
Providence Shopping Center
Sugar Park Plaza

S-23.1-3

INFORMATION RELATING TO PURCHASERS

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

PURCHASER SCHEDULE
(to Note Purchase and Guaranty Agreement)

	PHYSICIANS MUTUAL INSURANCE COMPANY Notes/Certificates to be registered in the name of: How & Co.	3,000,000.00	3,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.
(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Physicians Mutual Insurance Company
2600 Dodge Street
Omaha, NE 68131

Attention: Steve Scanlan
Facsimile: (402) 633-1096

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION	1,000,000.00	1,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.
(2)	Address for all communications and notices:

Prudential Annuities Life Assurance Corporation
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Prudential Annuities Life Assurance Corporation
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	PRUDENTIAL ARIZONA REINSURANCE UNIVERSAL COMPANY	10,000,000.00	5,000,000.00 5,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.

(2)	Address for all communications and notices:

Prudential Arizona Reinsurance Universal Company
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Prudential Arizona Reinsurance Universal Company
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	PRUDENTIAL TERM REINSURANCE COMPANY	1,050,000.00	1,050,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.

(2)	Address for all communications and notices:

Prudential Term Reinsurance Company
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Prudential Term Reinsurance Company
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	THE GIBRALTAR LIFE INSURANCE CO., LTD.	16,550,000.00	8,450,000.00 8,100,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

The Gibraltar Life Insurance Co., Ltd.
2-13-10, Nagata-cho Chiyoda-ku,
Tokyo 100-8953, Japan

Attention: Osamu Egi, Team Leader of Investment Administration Team

and e-mail copy to:

Mail.GIB-SecOpsGA@gib-life.co.jp

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	10,450,000.00	7,500,000.00 2,950,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.

(2)	Address for all communications and notices:

The Prudential Insurance Company of America
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

The Prudential Insurance Company of America
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.	7,950,000.00	7,950,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

The Prudential Life Insurance Company, Ltd.
2-13-10, Nagatacho
Chiyoda-ku, Tokyo 100-0014, Japan

Attention: Kazuhito Ashizawa, Team Leader of Investment
Administration Team
E-mail: kazuhito.ashizawa@prudential.co.jp

and e-mail copy to:

Attention: Kohei Imamura, Manager of Investment
Administration Team
E-mail: kohei.imamura@prudential.co.jp

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	UNITED OF OMAHA LIFE INSURANCE COMPANY	20,000,000.00	20,000,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.
(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to: Delivered to Constituent Companies under separate cover.

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	GIBRALTAR UNIVERSAL LIFE REINSURANCE COMPANY	1,010,000.00	1,010,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.

(2)	Address for all communications and notices:

Gibraltar Universal Life Reinsurance Company
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Gibraltar Universal Life Reinsurance Company
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	PRUDENTIAL TERM REINSURANCE COMPANY	1,010,000.00	1,010,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.

(2)	Address for all communications and notices:

Prudential Term Reinsurance Company
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Prudential Term Reinsurance Company
c/o PGIM, Inc.
Prudential Tower
655 Broad Street
14th Floor - South Tower
Newark, NJ 07102

Attention: PIM Private Accounting Processing Team
Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	THE GIBRALTAR LIFE INSURANCE CO., LTD.	24,500,000.00	24,500,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

The Gibraltar Life Insurance Co., Ltd.
2-13-10, Nagata-cho Chiyoda-ku,
Tokyo 100-8953, Japan

Attention: Osamu Egi, Team Leader of Investment Administration Team

and e-mail copy to:

Mail.GIB-SecOpsGA@gib-life.co.jp

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

Aggregate Principal Amount of Notes to be Purchased (USD)	Note Denomination(s) (USD)

	THE INDEPENDENT ORDER OF FORESTERS	3,480,000.00	3,480,000.00

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:
Delivered to Constituent Companies under separate cover.

(2)	Address for all communications and notices:

Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
2200 Ross Ave. Suite 4300W Dallas, TX 75201

Attention: Managing Director, Corporate Finance

and for all notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

The Independent Order of Foresters
789 Don Mills Road
Toronto, Ontario, Canada
M3C 1T9

Attention: Investment Services Department

(3)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight delivery service to: Delivered to Constituent Companies under separate cover.

(b) Send copy by email to:

Jaya McClure Jaya.Mcclure@prudential.com (214) 720-6207 and Private.Disbursements@Prudential.com

(4)	Tax Identification No.: Delivered to Constituent Companies under separate cover.

CH2\21951864.1

PS-32